                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               Tambrands Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               Tambrands Inc.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

    ---------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/

    ---------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------

- --------
/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

    ---------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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

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- --------------------------------------------------------------------------------
                                 TAMBRANDS INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 26, 1994

  The Annual Meeting of the shareholders of Tambrands Inc. (the "Corporation") will be held at The Rye Town Hilton, 699 Westchester Avenue, Rye Brook, New York, on Tuesday, April 26, 1994, at 9:00 A.M., for the following purposes:

    (1) To elect directors for the ensuing year;

    (2) To vote upon a proposal to approve an amendment to the 1992 Directors Stock Incentive Plan as described in the accompanying Proxy Statement; and

    (3) To transact such other business as may properly come before the meeting.

  Only shareholders of record at the close of business on February 28, 1994 will be entitled to vote at the meeting. A list of shareholders eligible to vote at the meeting will be available for inspection at the meeting and during business hours from April 15, 1994 to the date of the meeting at the corporate headquarters at the address set forth below and at The Rye Town Hilton at the address set forth above.

  Whether you expect to attend the Annual Meeting or not, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

                                        By Order of the Board of Directors

                                              Raymond F. Wright,
                                              Senior Vice President --
                                              Chief Financial Officer

777 Westchester Avenue
White Plains, New York 10604
March 11, 1994

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED AND RETURNED PROMPTLY

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                 TAMBRANDS INC.

                                PROXY STATEMENT

March 11, 1994

  This Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tambrands Inc. (the "Corporation") for use at the Annual Meeting of its shareholders to be held on April 26, 1994.

  Shares cannot be voted at the meeting unless the owner thereof is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted "FOR" the election of the named nominees and approval of the proposal set forth in the Notice of Annual Meeting of Shareholders of the Corporation. Any person giving a proxy may revoke it by written notice to the Corporation at any time prior to exercise of the proxy. In addition, although mere attendance at the meeting will not revoke the proxy, a person present at the meeting may withdraw his or her proxy and vote in person.

  The Annual Report of the Corporation (which does not form a part of the proxy solicitation material), including the financial statements of the Corporation for the fiscal year 1993, is enclosed herewith.

  The mailing address of the principal executive offices of the Corporation is 777 Westchester Avenue, White Plains, New York 10604. This Statement and the accompanying form of proxy are being mailed to the shareholders of the Corporation on or about March 11, 1994.

                               VOTING SECURITIES

  The Corporation has only one class of voting securities, its Common Stock, par value $.25 per share (the "Common Stock"). On February 28, 1994, 38,151,786 shares of Common Stock were outstanding. At the meeting, each shareholder of record at the close of business on February 28, 1994 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented to the meeting.

                             ELECTION OF DIRECTORS

  Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote at the Annual Meeting for the election of the nominees named in the following table as directors of the Corporation to serve until the next Annual Meeting and until their successors are duly elected and have qualified.

  To be elected, each nominee for director requires the affirmative vote of a plurality of the votes cast.

  If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person, if any, as shall be designated by the Board of Directors to replace such nominee. The Board of Directors does not presently anticipate that any nominee will be unable to be a candidate for election.

  The following information with respect to the principal occupation or employment, other affiliations and business experience of each nominee during the last five years has been furnished to the Corporation by such nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years.

                  INFORMATION REGARDING NOMINEES FOR ELECTION
                        AS DIRECTORS OF TAMBRANDS INC.

Lilyan H. Affinito

  Former Vice Chairman of MAXXAM Group Inc., Houston, Texas (forest products operations, real estate management and development and integrated aluminum production) from before February 1989 to June 1991; director of Caterpillar Inc., Chrysler Corporation, Jostens, Inc., Kmart Corp., Lillian Vernon Corporation and New York Telephone Co.; director of the Corporation since 1986; age 62.

Charles J. Chapman

  Executive Vice President and President, North America of the Corporation since July 1993, and from August 1989 to September 1991; President and Chief Operating Officer of the Corporation from February 1992 to June 1993; Executive Vice President of the Corporation from October 1991 to February 1992; Vice President of The Spectrum Group, Inc., Los Angeles, California (investment company) from before February 1989 to August 1989; director of M.G. Products, Inc.; director of the Corporation since 1992; age 55.

Paul S. Doherty

  Member of the law firm of Doherty, Wallace, Pillsbury & Murphy, P.C., Springfield, Massachusetts, from before February 1989; trustee of NWNL Northstar Series Trust; director of the Corporation since 1979; age 59.

Floyd Hall

  Chairman and Chief Executive Officer of The Museum Company, East Rutherford, New Jersey (museum art replica retailing) from before February 1989; Chairman and Chief Executive Officer of Alva Museum Replicas, Inc., East Rutherford, New Jersey (museum art replica manufacturing) since July 1989; director of Jamesway Corp. and Jundt Associates, Inc.; director of the Corporation since 1990; age 55.

Robert P. Kiley

  President of Neal Ward Realty Inc., Damariscotta, Maine (real estate development) from before February 1989; director of the Corporation since 1981; age 58.

John Loudon

  Chairman of Caneminster Limited, London, United Kingdom (investment company) from before February 1989; director of Exel, Ltd.; director of the Corporation since 1991; age 58.

Ruth M. Manton

  Chairman, President and Chief Executive Officer and owner of Aries Design Management, Inc., New York, New York (marketing and licensing consulting) from before February 1989; director of the Corporation since 1981; age 68.

John A. Meyers

  Chairman and President of J.A.M. Enterprises, Vero Beach, Florida (marketing and publishing consulting) from before February 1989; director of the Corporation since 1989; age 65.

H.L. Tower

  Chairman of the Board of Stanhome Inc., Westfield, Massachusetts (direct selling, giftware and direct response) since August 1990; Chairman of the Board and Chief Executive Officer of Stanhome Inc. from before February 1989 to August 1990; director of the Corporation since 1985; age 61.

Howard B. Wentz, Jr.

  Chairman of the Board of Directors of the Corporation since June 1993; Chairman of the Board of ESSTAR Incorporated, New Haven, Connecticut (manufacturing of portable electric tools and architectural hardware) since July 1989; Chairman, President and Chief Executive Officer of Amstar Corporation, Stamford, Connecticut (diversified manufacturing) from before February 1989 to June 1989; director of Colgate-Palmolive Company and Crompton & Knowles Corp.; director of the Corporation since 1985; age 64.

Robert M. Williams

  Chairman of the Board of RFE Management Corporation, New Canaan, Connecticut (management corporation for four venture capital limited partnerships of which Mr. Williams is also the managing partner) from before February 1989; director of the Corporation since 1981; age 53.

  Each of the nominees was elected to his or her present term of office at the last Annual Meeting of Shareholders. The Board of Directors of the Corporation currently has twelve members. Brian Healey is currently a director of the Corporation, but is not a nominee for election as a director at the Annual Meeting. The authorized number of directors has been reduced to eleven, effective immediately prior to the election of directors at the Annual Meeting.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

  The Board of Directors presently has standing Audit, Compensation, Executive, Investment Review and Nominating Committees, the membership and principal responsibilities of which are described below:

Audit Committee

  Members: Mr. Doherty (Chairman), Mr. Loudon, Ms. Manton, Mr. Meyers and Mr. Williams.

  The Audit Committee's functions include recommending to the Board of Directors the selection of the Corporation's independent public accountants and reviewing with such accountants the plan for and results of their audit, the adequacy of the Corporation's systems of internal accounting controls, any material breakdown in such controls and any material violation of the Corporation's Code of Conduct. In addition, the Audit Committee reviews the independence of the independent public accountants and their fees for services rendered to the Corporation.

Compensation Committee

  Members: Ms. Affinito (Chairperson), Mr. Hall and Mr. Tower.

  The Compensation Committee's functions include reviewing and making proposals to the Board of Directors or to a committee appointed by the Board (the "Administrative Committee") with respect to matters having to do with the compensation of senior executive officers and directors of the Corporation and administering certain plans relating to the compensation of officers and certain plans relating to the compensation of directors. To assure compliance with Rule 16b-3, as promulgated by the Securities and Exchange Commission, the Administrative Committee currently is responsible for the administration of all stock-based compensation plans for officers, including the 1981 Long Term Incentive Program, the 1991 Stock Option Plan, the 1991 Employee Stock Purchase Plan, the 1989 Restricted Stock Plan, and the exchange features of the 1992 Directors Stock Incentive Plan. The current members of the Administrative Committee are Paul S. Doherty, E. Russell Sprague, a former officer and director of the Corporation, and George N. Lindsay, a retired partner of Debevoise & Plimpton. The Compensation Committee makes recommendations to the Administrative Committee regarding the awards that are made under such plans.

Executive Committee

  Members: Mr. Wentz (Chairman), Ms. Affinito, Mr. Hall, Ms. Manton and Mr. Williams.

  The Executive Committee may, between meetings of the Board of Directors, exercise all of the authority of the Board in the management of the business and affairs of the Corporation, except with respect to certain significant corporate matters reserved to the Board by Delaware law, such as amendments to the Certificate of Incorporation or By-Laws of the Corporation.

Investment Review Committee

  Members: Mr. Tower (Chairman), Mr. Hall, Mr. Healey, Mr. Kiley, Mr. Loudon and Mr. Wentz.

  The Investment Review Committee's functions include reviewing, monitoring and reporting to the Board of Directors on each investment by the Corporation in the amount of $2 million or more for new products or product improvements, acquisitions or dispositions of other businesses or the construction, alteration or purchase of property, plant or equipment. The Investment Review Committee is authorized to approve any such investment of $2 million or more that is less than $5 million.

Nominating Committee

  Members: Mr. Meyers (Chairman), Mr. Doherty, Mr. Loudon, Mr. Tower and Mr. Wentz.

  The Nominating Committee evaluates prospective candidates for election to the Board of Directors and recommends specific nominees to fill any vacancy in the Board that may occur. The Nominating Committee will consider a candidate for nomination as a director of the Corporation upon receipt of a timely written notice of a shareholder's recommendation, addressed to the Secretary of the Corporation at the Corporation's address set forth on the first page of this Proxy Statement. In accordance with the Corporation's By-Laws, no person may be nominated as a director by a shareholder at any Annual Meeting of Shareholders unless written notice of such proposed nomination, containing certain information required under the By-Laws, is delivered to the Secretary not less than 60 days nor more than 90 days prior to the anniversary of the preceding year's Annual Meeting, subject to certain exceptions set forth in the By-Laws.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

  During the 1993 fiscal year the Board of Directors held twelve meetings. The Audit Committee met four times, the Compensation Committee met fifteen times, the Executive Committee met five times, the Investment Review Committee met four times and the Nominating Committee met once. During such fiscal year each director other than Mr. Healey attended at least 85% of the aggregate of (i) the meetings of the Board and (ii) the meetings of the committees of the Board on which such director served. Mr. Healey, who resides in Australia, attended 73% of such meetings.

COMPENSATION OF DIRECTORS

  An annual cash fee of $20,000 is payable by the Corporation to each director who is not also an officer of the Corporation ("Non-Employee Director"). To the extent that a Non-Employee Director attends in a calendar year more than ten meetings of the Board and any committees of the Board of which he or she is a member, the Corporation will pay such director a per-meeting fee of $500 for telephonic meetings and $1,000 for in-person meetings.

  Under the 1992 Directors Stock Incentive Plan (the "Directors Stock Plan"), which is described in greater detail below under the caption "Proposal to Approve Amendment to the 1992 Directors Stock Incentive Plan," each Non-Employee Director receives 400 shares of the Corporation's Common Stock for each full year served as a Non-Employee Director of the Corporation. If a Non-Employee Director serves less than a full-year term, such director receives a pro rata award of shares for such year. Non-Employee Directors also are eligible under the Directors Stock Plan to receive options to purchase 1,100 shares of the Corporation's Common Stock on or about November 15 in each year from 1990 to 1994, inclusive. A Non-Employee Director who is first elected to the Board after November 15 receives an initial pro rata grant. The per share exercise price of the options is the fair market value of a share of Common Stock on the date of grant, which is determined as the mean between the high and low sales prices of a share of Common Stock on such date as reflected in the report of consolidated trading of New York Stock Exchange issues.

  In 1993, most Non-Employee Directors also were eligible to elect at fixed dates established under the Directors Stock Plan to receive additional stock options ("Exchange Options") or share awards ("Exchange Shares") instead of their annual retainer fees otherwise payable in cash or their annual share awards. The number of Exchange Options granted is determined by dividing the value of the compensation forgone by the per share value of an Exchange Option as determined by Morgan Stanley & Co., Inc. (or another organization selected pursuant to the terms of the Directors Stock Plan). The number of Exchange Shares is determined by dividing the amount of cash fees forgone for each calendar quarter by the fair market value of a share of Common Stock on the first day of such quarter. Exchange Options and Exchange Shares are granted or awarded at fixed dates established under the Directors Stock Plan.

  Under the Pension Plan for Non-Employee Directors, each Non-Employee Director is entitled to receive an annual retirement benefit equal to the annual cash fee payable for the year in which the director retires from the Board. The benefit is payable for the number of full years served as a Non-Employee Director, up to a maximum of 10 years (with actuarially equivalent alternative forms of benefits available in certain circumstances). Payments commence at the later of age 65 or retirement from the Board. In the event that a Non-Employee Director leaves the Board within one year after a change of control of the Corporation (as defined in the plan), the director will receive a lump sum payment equal to the actuarial value of the payments to which the director otherwise would have been entitled under the plan. Benefits under the plan are funded in an irrevocable grantor trust established by the Corporation.

  Any director who is also an officer receives no additional compensation for services as a director of the Corporation.

  Under an agreement that went into effect on June 2, 1993 and which will generally continue in effect until a new Chief Executive Officer of the Corporation is appointed by the Board, Mr. Wentz receives $2,500 per day for performing the duties of the Corporation's Chief Executive Officer. If Mr. Wentz performs such duties on any date on which there is a Board or Board committee meeting for which Mr. Wentz is entitled to receive a per meeting fee, the per diem fee is reduced by the amount of the meeting fee. All amounts paid to Mr. Wentz for his services to the Corporation, including amounts paid under such agreement, are included in the Summary Compensation Table.

  Under a consulting agreement that went into effect on July 1, 1989 and which will expire on June 30, 1995, Mr. Healey provides services to the Corporation with respect to its business in the Asia/Pacific region, for which he receives $150,000 per year from the Corporation.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

  The following table summarizes the compensation paid to the Chairman of the Board of Directors, who has performed the duties of the Chief Executive Officer since June 2, 1993, the former Chief Executive Officer, who ceased to perform such duties on June 1, 1993, and each of the Corporation's four other most highly compensated executive officers serving as executive officers on December 31, 1993 (the "Named Executives") for services in such capacities to the Corporation and its subsidiaries during or with respect to the previous three fiscal years.

                                                                                  LONG-TERM
                          ANNUAL COMPENSATION                                COMPENSATION AWARDS
- ------------------------  ---------------------------------------------- ---------------------------
          (a)             (b)      (c)           (d)           (e)            (f)           (g)              (h)
                                                                                         SECURITIES
                                                                           RESTRICTED    UNDERLYING
        NAME AND                                          OTHER ANNUAL       STOCK      OPTIONS/SARS      ALL OTHER
   PRINCIPAL POSITION     YEAR SALARY($)(1)  BONUS($)(1) COMPENSATION($) AWARD(S)($)(2) (#OF SHARES)  COMPENSATION($)(3)
   ------------------     ---- ------------  ----------- --------------- -------------- ------------  ------------------
Howard B. Wentz, Jr.....  1993   280,000(4)       N/A           N/A          40,277(5)      1,100(6)            N/A
 Chairman
Martin F.C. Emmett......  1993   287,821          N/A           N/A               0             0         3,897,112
 Former Chairman and      1992   400,000       65,100           N/A               0        94,663             6,053
 Chief Executive Officer  1991   425,000       40,800           N/A         190,124       204,192               N/A
Charles J. Chapman......  1993   283,833            0           N/A               0        45,127             6,941
 Executive Vice           1992   289,433       16,700           N/A               0        66,099             6,053
 President and            1991   275,000        6,500           N/A         203,069       119,970               N/A
 President, North
 America
Alain Strasser..........  1993   260,000       47,800        15,176               0        21,883           151,526
 Group Vice President--   1992   227,167            0        20,930               0        23,755           135,923
 International            1991   202,766       58,700           N/A          65,158        71,448               N/A
Raymond F. Wright.......  1993   238,000            0           N/A               0        19,955             7,243
 Senior Vice President--  1992   213,500       12,600           N/A               0        20,560             5,971
 Chief Financial Officer  1991   215,000            0           N/A          65,158        73,344               N/A
Helen G. Goodman........  1993   175,000            0           N/A               0        13,262             6,643
 Senior Vice President--  1992   160,000       11,200           N/A               0        13,151             5,538
 Human Resources          1991   149,333            0           N/A          35,280        41,166               N/A

- ----------
(1) Includes, where applicable, amounts electively deferred by each Named Executive under the Corporation's Savings Plan and Employee Stock Purchase Plan, but excludes amounts forgone at the election of a Named Executive in exchange for other awards. The number of shares or options granted in exchange for such amounts is included in column (f) or (g), as applicable.
(2) On December 31, 1993, the Named Executives held the following number of shares of restricted stock, which had the following aggregate values on such date: Mr. Wentz, no shares; Mr. Emmett, no shares; Mr. Chapman, 6,610 shares worth $292,493; Mr. Strasser, 2,820 shares worth $124,785; Mr. Wright, 3,120 shares worth $138,060; and Ms. Goodman, 1,600 shares worth $70,800. While all shares of restricted stock listed in the above table require four years of post-grant service to vest in the ordinary course, such shares may vest in less than four years in certain circumstances, such as upon a change of control of the Corporation or the holder's death, disability, normal retirement or approved early retirement. Dividends on restricted stock are paid to the holders thereof at the same time and in the same manner as dividends are paid to all other shareholders of the Corporation.
(3) In the case of Messrs. Chapman and Wright and Ms. Goodman, amounts listed in this column reflect the Corporation's contributions to the Corporation's Savings Plan (exclusive of amounts deferred at the election of the Named Executives). Messrs. Wentz and Strasser do not participate in the Corporation's Savings Plan. For Mr. Emmett the amounts in this column reflect the
                                        (Footnotes continued on following page)

    (Footnotes continued from preceding page) amounts paid in conjunction with his separation, which amounts were required to be provided to him pursuant to his employment agreement, originally executed in 1990. For a further discussion of these amounts, see the caption "Other Information." For Mr. Strasser, amounts in this column reflect a housing allowance and education expense reimbursement paid to him with respect to his international assignment.
(4) Includes amounts paid pursuant to the agreement between Mr. Wentz and the Corporation under which Mr. Wentz performed the duties of the Chief Executive Officer since June 2, 1993 and the aggregate amount of all fees paid under the standard arrangements for non-employee directors.
(5) Shares awarded, without restrictions, to Mr. Wentz as a Non-Employee Director under the 1992 Directors Stock Incentive Plan.
(6) Options received by Mr. Wentz as a Non-Employee Director under the 1992 Directors Stock Incentive Plan.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth the stock options granted during the 1993 fiscal year to the Named Executives.

                                                                       GRANT DATE
                         INDIVIDUAL GRANTS                              VALUE(1)
- ---------------------------------------------------------------------- ----------
          (a)              (b)           (c)         (d)       (e)        (f)
                                        % OF
                                    TOTAL OPTIONS
                                     GRANTED TO   EXERCISE             GRANT DATE
                         OPTIONS    EMPLOYEES IN   OR BASE  EXPIRATION  PRESENT
          NAME           GRANTED     FISCAL YEAR  PRICE ($)    DATE    VALUE ($)
          ----           -------    ------------- --------- ---------- ----------
Howard B. Wentz, Jr.....  1,100(2)       0.3(3)    43.0625   11/15/03    13,959
Martin F.C. Emmett......      0            0           N/A        N/A       N/A
Charles J. Chapman...... 25,127(4)       7.0       44.8750    8/24/03   341,225
                         20,000(5)       5.6       43.0625   11/15/03   253,800
Alain Strasser..........  6,683(4)       1.9       44.8750    8/24/03    90,755
                         15,200(5)       4.3       43.0625   11/15/03   192,888
Raymond F. Wright.......  9,855(4)       2.8       44.8750    8/24/03   133,831
                         10,100(5)       2.8       43.0625   11/15/03   128,169
Helen G. Goodman........  6,562(4)       1.8       44.8750    8/24/03    89,112
                          6,700(5)       1.9       43.0625   11/15/03    85,023

- ----------
(1) Based on the Black-Scholes option pricing model, which is an economic model that commonly is used to estimate the present value of an option grant. Like any economic model, the Black-Scholes option pricing model produces different results depending on the assumptions made, and the amounts shown above are merely good faith estimates of the present value of such option grants. Amounts related to grants made on August 24, 1993 were estimated based upon the following assumptions: a future volatility in the value of the Corporation's Common Stock of 29.42 percent, a risk-free rate of return of 5.68 percent and a dividend yield on the Corporation's Common Stock of 3.4 percent, and that the option is exercised on the tenth anniversary of the date of grant. Amounts related to grants made on November 15, 1993 were estimated based upon the following assumptions: a future volatility in the value of the Corporation's Common Stock of 31.42 percent, a risk-free rate of return of
    5.72 percent and a dividend yield on the Corporation's Common Stock of 3.9 percent, and that the option is exercised on the tenth anniversary of the date of grant. Because one of the variables in this model is the future volatility in the value of the Corporation's Common Stock, the actual present value of such grants cannot be determined.

(2) Represents options received as a Non-Employee Director under the 1992 Directors Stock Incentive Plan.
                                        (Footnotes continued on following page)

(Footnotes continued from preceding page)
(3) Percentage for Mr. Wentz determined assuming that, solely for purposes of this calculation, Mr. Wentz's options were employee options.

(4) This option generally became exercisable on March 5, 1994. The option generally must be exercised, if at all, not later than 90 days following the termination of the optionee's employment with the Corporation and its affiliates. However, in the event that the optionee's employment terminates due to death, disability, normal retirement or approved early retirement, the optionee (or his beneficiary) will be able to exercise the option at any time during its original 10-year term.

(5) This option generally becomes exercisable on November 15, 1995, although it may become exercisable earlier upon the occurrence of a change of control of the Corporation or upon the optionee's death, disability, normal retirement or approved early retirement. The option generally must be exercised, if at all, not later than 90 days following the termination of the optionee's employment with the Corporation and its affiliates. However, in the event that the optionee's employment terminates due to death, disability, normal retirement or approved early retirement, the optionee (or his beneficiary) will be able to exercise the option at any time during its original 10-year term.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

  The following table sets forth information for each Named Executive with regard to the aggregate stock options exercised during the 1993 fiscal year, and the aggregate stock options held as of December 31, 1993.

          (a)                  (b)             (c)                  (d)                       (e)
                                                           NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                            NUMBER OF                        OPTIONS AT FY-END           FY-END ($)(2)
                         SHARES ACQUIRED      VALUE      ------------------------- -------------------------
          NAME             ON EXERCISE   REALIZED ($)(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------- --------------- ----------- ------------- ----------- -------------
Howard B. Wentz, Jr.....           0              N/A        2,200            0        1,100           0
Martin F.C. Emmett......     150,000        2,592,188      118,555            0            0           0
Charles J. Chapman......           0              N/A      119,169      141,027      175,999      20,000
Alain Strasser..........           0              N/A       36,003       81,083            0      15,200
Raymond F. Wright.......      20,000          250,750       45,404       77,855       29,963      10,100
Helen G. Goodman........           0              N/A       42,317       45,062      247,837       6,700

- ----------
(1) Based on the fair market value of the Corporation's Common Stock on the date of exercise, minus the exercise price.

(2) Based on the fair market value of the Corporation's Common Stock on December 31, 1993, minus the exercise price.

PENSION PLAN AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

  During 1993, the Corporation maintained a qualified Pension Plan and a Supplemental Executive Retirement Plan (the "SERP"). Subject to applicable vesting requirements, the SERP as currently in effect provides two types of benefits: the first restores for all employees any benefits that cannot be paid under the Pension Plan because of certain Internal Revenue Code limits (the "Excess Benefits"), and the second provides additional retirement benefits (the "Supplemental Benefits") to select employees, including the

Named Executives other than Messrs. Wentz and Strasser. Messrs. Wentz and Strasser are not participants in the SERP or the Pension Plan, but Mr. Wentz participates in the Pension Plan for Non-Employee Directors, and Mr. Strasser participates in certain programs to which the Corporation's French subsidiary contributes.

  The Supplemental Benefits are calculated under whichever of the following two alternative benefit formulas provides the greater benefit. The first formula (the "Targeted Benefit Formula") is generally designed to provide each Named Executive with an annual benefit at age 62 equal to forty-five percent of the eligible participant's Highest Average Earnings (as described below). The Targeted Benefit Formula for Mr. Emmett was equal to sixty percent of the midpoint of the cash compensation for his salary grade. If a Named Executive ceases to be employed prior to age 62, the targeted benefit is multiplied by a fraction, the numerator of which is the participant's Years of Service (as defined in the SERP) and the denominator of which is the remainder of 62 minus the participant's age on his birthday occurring in the calendar year in which such participant first became an employee of the Corporation or one of its subsidiaries. The other Supplemental Benefits formula produces an annual benefit equal to the product of (i) three percent of an eligible participant's Highest Average Earnings and (ii) the participant's Years of Service (not in excess of fifteen). Highest Average Earnings equals the average of a participant's compensation during the plan year, which generally includes wages for social security purposes determined without regard to certain limitations (but adjusted to include certain compensation which, at the participant's election, is not paid), for the five consecutive plan years out of the last ten years that produce the highest average. The Supplemental Benefits payable to a participant are reduced by a percentage of the participant's primary social security benefit and by the benefits payable to the participant under the Pension Plan.

  An eligible executive generally must complete at least ten Years of Service and remain employed with the Corporation until at least age 55 to become vested in the benefits accrued under the SERP. However, the SERP has been amended, effective as of July 1, 1994, to provide that the Excess Benefits will become vested solely upon the completion of five Years of Service, which is the same requirement as applies to benefits accrued under the Pension Plan.

  If, within two years following a change of control of the Corporation (as defined in the SERP), the employment of a Named Executive is terminated by the Corporation or by a Named Executive within 90 days following (i) a material reduction in his compensation and benefits, (ii) a material change in his duties or responsibilities or (iii) a transfer in his principal place of employment to a location more than 35 miles from his previous principal place of employment, he will automatically become vested under the SERP and receive an additional two years of credited service thereunder.

  Under the terms of the Pension Plan for Non-Employee Directors, had Mr. Wentz retired from the Board as of December 31, 1993, Mr. Wentz would have been entitled to a retirement benefit on such date of $20,000 per year for eight years, commencing at age 65.

  As required by applicable law, Mr. Strasser participates in the French public pension system. This system has a formula that would provide Mr. Strasser a retirement benefit at age 65 equal to approximately 70% of his qualifying compensation. The Corporation's French subsidiary maintains a separate plan which is intended to assure that its participants (including Mr. Strasser) receive retirement benefits in the aggregate that are comparable to those which would generally have been provided under the French system, without taking into account certain limitations on the benefits that may be provided under such system.

  The following table shows the estimated annual benefits payable to hypothetical participants who are entitled to the maximum benefits under the Pension Plan, as supplemented by the Excess Benefits under the

SERP, in the compensation and years-of-service categories indicated in the table upon retirement at normal retirement age under the Pension Plan.

                                                    ESTIMATED ANNUAL BENEFITS
                           ----------------------------------------------------------------------------
ANNUALIZED
  AVERAGE                   10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS   40 YEARS
 EARNINGS                  OF SERVICE OF SERVICE OF SERVICE OF SERVICE OF SERVICE OF SERVICE OF SERVICE
- ----------                 ---------- ---------- ---------- ---------- ---------- ---------- ----------
  $100,000................  $14,370    $21,555    $28,740    $35,925    $43,110    $50,295    $57,480
   140,000................   20,370     30,555     40,740     50,925     61,110     71,295     81,480
   180,000................   26,370     39,555     52,740     65,925     79,110     92,295    105,480
   220,000................   32,370     48,555     64,740     80,925     97,110    113,295    129,480
   260,000................   38,370     57,555     76,740     95,925    115,110    134,295    153,480
   300,000................   44,370     66,555     88,740    110,925    133,110    155,295    177,480
   340,000................   50,370     75,555    100,740    125,925    151,110    176,295    201,480
   380,000................   56,370     84,555    112,740    140,925    169,110    197,295    225,480
   420,000................   62,370     93,555    124,740    155,925    187,110    218,295    249,480
   460,000................   68,370    102,555    136,740    170,925    205,110    239,295    273,480
   500,000................   74,370    111,555    148,740    185,925    223,110    260,295    297,480
   540,000................   80,370    120,555    160,740    200,925    241,110    281,295    321,480
   580,000................   86,370    129,555    172,740    215,925    259,110    302,295    345,480
   620,000................   92,370    138,555    184,740    230,925    277,110    323,295    369,480
   660,000................   98,370    147,555    196,740    245,925    295,110    344,295    393,480
   700,000................  104,370    156,555    208,740    260,925    313,110    365,295    417,480

  As of December 31, 1993, the credited Years of Service and the compensation covered under the Pension Plan and the SERP of each of the Named Executives other than Messrs. Emmett, Wentz and Strasser are as follows: Mr. Chapman, five years, $480,214; Mr. Wright, five years, $319,725; and Ms. Goodman, 11 years, $180,320. Prior to 1993, Mr. Emmett was credited with ten Years of Service under the SERP for the sole purpose of determining his eligibility for (but not the amount of) benefits thereunder. The amounts shown in the above table reflect the effect of a social security offset and are based upon the assumption that benefits will be paid in the form of a life annuity. Mr. Emmett did not attain the minimum Years of Service required under the Pension Plan prior to his separation from the Corporation and, accordingly, will receive no benefit under the Pension Plan.

  As of December 31, 1993, the annual benefits accrued under the applicable Supplemental Benefits formula under the SERP (taking into account the reduction for amounts payable under the Pension Plan and calculated on the assumption that benefits will be paid in the form of a life annuity) were $81,411, $49,057 and $17,424 for Messrs. Chapman and Wright and Ms. Goodman, respectively. Mr. Emmett, who has elected to receive a 100% joint and survivor benefit under the SERP, receives annual Supplemental Benefits of $256,796. Mr. Emmett's Supplemental Benefits were determined based on compensation of $993,600 and four Years of Service.

OTHER INFORMATION

  The Corporation entered into a separation agreement with Mr. Emmett during 1993. The separation benefits paid to Mr. Emmett pursuant to the separation agreement were those required to be provided pursuant to his employment agreement, originally executed in 1990. These benefits were: payment of a prorated target bonus for his actual services rendered during 1993, payment of his legal fees incurred in connection with his separation, a lump sum payment equal to the sum of three times the aggregate amount of his annual base salary and his most recent annual bonus award, payment of the present value of the additional retirement benefits he would have received with three additional years of service and continuation of most of his benefits for three years under the Corporation's medical and other welfare benefit plans. Under the separation agreement, Mr. Emmett acknowledged that the amount of salary that he elected to forgo in exchange for certain options under the exchange option program but that he had not earned at the time of his separation would be subtracted from the amount of his separation benefits. The separation agreement also recites (i) the fact that Mr. Emmett's separation was treated as an early retirement under the 1991 Stock Option Plan solely as to outstanding exchange options, (ii) Mr. Emmett's agreement to shorten the term of such options so that they will expire on the third anniversary of his separation and (iii) Mr. Emmett's acknowledgement that all other options would remain exercisable, to the extent then exercisable, for 90 days and that all of his outstanding shares of restricted stock were forfeited as of June 2, 1993.

  The Corporation has contracts with Messrs. Chapman, Strasser and Wright and Ms. Goodman that provide certain rights in the event of a change of control of the Corporation (as defined in the contracts). Under these contracts, if there is a change of control and if, within two years following the change of control, the employment of the employee is terminated without "cause" by the Corporation or if the employee terminates his employment for "good reason" (as such terms are defined in the contracts), then the employee is entitled to receive either three times, in the case of Messrs. Chapman and Strasser, or two times, in the case of Mr. Wright and Ms. Goodman, the aggregate amount of the officer's then current base salary, the employee's last annual bonus award and the present value of the annual cost of the employee's participation in all employee benefit plans of the Corporation. Any payments by the Corporation to any such Named Executive would be grossed up on an after-tax basis with respect to certain federal excise taxes, if applicable.

  The Corporation has entered into an agreement with Mr. Chapman to provide continuity of management to the Corporation. The agreement provides Mr. Chapman with certain benefits to induce him to stay with the Corporation until at least July 1, 1994. Under this agreement, if Mr. Chapman retires from the Corporation between July 1 and September 30, 1994, he will receive his base salary through his last day worked and be provided with a prorated bonus opportunity for 1994 (based on actual performance). If Mr. Chapman retires on or after October 1, 1994, the Corporation will pay him salary continuance in an amount equal to three months base salary in installments and provide him with his full bonus opportunity (based on actual performance) and regular employee benefits over the period from his last day of active employment to April 25, 1995 (the end of his term as a director, if reelected at the Annual Meeting). If Mr. Chapman's employment is terminated by the Corporation prior to October 1, 1994, he will receive the benefits and compensation he would have received had he retired on October 1. Mr. Chapman's retirement on or after July 1, 1994 will be treated as an early retirement with consent under the Corporation's option plans solely with respect to options that are currently vested or that vest during the term of the agreement. This will enable him to exercise these options for up to five years following the term of the agreement.

  The Corporation maintains a severance program that generally entitles an executive officer of the Corporation to receive severance benefits in the event that the officer's employment is involuntarily terminated by the Corporation. The actual benefits payable to any executive officer under such program will be based on several factors, including the executive officer's age and years of service at the time of such termination. The minimum severance benefit payable to an executive officer under the policy is one year's base salary. A prorated target bonus, adjusted as appropriate for performance, is also generally payable. In appropriate circumstances, the determination may be made that an employee's performance does not warrant any bonus payment.

  Executive officers and directors of the Corporation are required to file periodic reports with the Securities and Exchange Commission regarding transactions in the Corporation's equity securities with respect to which they have a primary interest. Ms. Diane Forrest, a current executive officer, did not meet filing deadlines with respect to two transactions made by her spouse for his individual retirement account. Mr. James G.

Mitchell, a former executive officer, did not meet filing deadlines with respect to three transactions involving an aggregate of approximately 530 shares. Two of Mr. Mitchell's transactions occurred after he ceased to be an executive officer, but while he was still subject to these reporting requirements.

  In early 1993, as an accommodation to Mr. Emmett while he was travelling in Europe on business, the Corporation arranged for a bank check for $155,000 to be issued and effected a wire transfer of $125,000 on his behalf. Mr. Emmett delivered to the Corporation a check for the amount of the bank check prior to its issuance and reimbursed the Corporation (without interest) for the wire transfer within three business days of such transfer.

  Mr. Paul S. Doherty, a director of the Corporation, is a partner in Doherty, Wallace, Pillsbury & Murphy, P.C., a law firm that has performed certain services for the Corporation since January 1, 1993. In 1993, the Corporation paid this firm an aggregate amount of approximately $5,800 for services performed in 1992 and 1993.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee operates independent of any interlocking relationship with the board of directors, executive officers or committees of any other corporation, the disclosure of which would be required under applicable regulations of the Securities and Exchange Commission. However, as required to be disclosed pursuant to these regulations, during a portion of 1993 two former officers, Messrs. E. Russell Sprague and Robert P. Kiley, each served on a Board committee which had responsibility for compensation matters.

                      REPORT OF THE COMPENSATION COMMITTEE

  This report provides an explanation of the philosophy underlying the Corporation's executive compensation programs and details on how decisions were implemented during 1993 regarding the compensation paid to Martin F. C. Emmett, who served as Chairman and Chief Executive Officer of the Corporation (the "CEO") until June 1, 1993 and to Howard B. Wentz, Jr., a Non-Employee Director who replaced Mr. Emmett as Chairman and who has performed the duties of the CEO since June 2, 1993. In developing the practices and policies described in this report, the Compensation Committee has been advised by outside consultants experienced in the design and implementation of executive compensation arrangements.

FRAMEWORK FOR COMPENSATION DECISIONS

  Decisions with respect to the compensation of executive officers of the Corporation generally are within the authority of the Compensation Committee of the Board of Directors; however, during 1993, the Administrative Committee described above under the caption "Information Regarding the Board of Directors," which is comprised of three individuals each of whom is a "disinterested person" within the meaning of Rule 16b-3, as promulgated by the Securities and Exchange Commission, made all decisions with respect to grants of stock options and awards of restricted stock to executive officers, upon the recommendation of the Compensation Committee. These committees make recommendations to the Board of Directors with regard to the compensation of the person fulfilling the duties of the Corporation's Chief

Executive Officer. Pursuant to the Corporation's normal practices, in 1993 the Board of Directors reviewed the committees' recommendations for Messrs. Emmett and Wentz, and, after due consideration, approved such recommendations.

  The Compensation Committee regularly reviews the compensation paid to executive officers and periodically conducts reviews of the Corporation's compensation practices.

COMPARATIVE COMPANY DATA

  The Corporation uses a group of 21 companies (the "Comparative Group") both for purposes of determining the compensation it pays its executive officers and for purposes of the performance graph set forth below. Each of the companies in the Comparative Group has one or more of the following characteristics:

  . Widely recognized product brands.

  . Significant presence in the health and beauty aid or food category.

  . Significant market presence outside the United States.

  . Leading market shares in significant markets.

  . Similar caliber/experience of senior management.

  The Comparative Group includes several of the Corporation's competitors, and also includes other companies that are not engaged in the feminine protection business. Because of the similarities among the Corporation and the members of the Comparative Group with regard to the factors listed above, the Corporation believes that comparing the Corporation's compensation practices and stock performance to those of the Comparative Group is more reasonable than comparing the Corporation solely to its competitors.

  All Comparative Group data is adjusted to reflect differences in company size and the scope of each executive's responsibilities.

  The companies that comprise the Comparative Group are:

    American Home Products Corporation
    Brown-Forman Corporation
    Carter-Wallace, Inc.
    Church & Dwight Co. Inc.
    The Clorox Company
    Colgate-Palmolive Company
    Commerce Clearing House, Inc.
    General Mills, Inc.
    The Gillette Company
    Helene Curtis Industries, Inc.
    Hillenbrand Industries Inc.
    International Flavors & Fragrances Inc.
    Johnson & Johnson
    Kimberly-Clark Corporation

    Lance, Inc.
    The Procter & Gamble Company
    Schering-Plough Corporation
    The J.M. Smucker Company
    UST Inc.
    Warner-Lambert Company
    Wm. Wrigley Jr. Company

THE CORPORATION'S EXECUTIVE COMPENSATION PHILOSOPHY

  The Compensation Committee has consistently applied the following philosophy of the Corporation in making its recommendations or decisions on the compensation paid or awarded to its executive officers:

  . The principal management objective is to maximize shareholder value.

  . Performance is the key determinant of pay for executive officers.

  . Executive officers have clear management accountabilities.

  Comparative Group data is used to determine rates of pay which are competitive with compensation paid by the Comparative Group. The Corporation's executive pay levels are intended to vary from Comparative Group standards in accordance with the Corporation's performance. For example, if the Corporation's performance exceeds its goals, then the incentive payouts and stock option gains paid to executives are intended to result in total pay in excess of the Comparative Group median. If the Corporation's performance falls below its goals, total pay is intended to be below targeted levels.

IMPLEMENTATION OF THE PHILOSOPHY IN 1993

  Consistent with the above-stated philosophy, the Corporation's executive compensation programs were administered in 1993 in accordance with the following guidelines:

  . Base salaries for executive officers were targeted at the fiftieth percentile of competitive practices with respect to base salaries.

  . Target bonus opportunities for executive officers for 1993 services were generally designed to provide such officers with total cash compensation (inclusive of base salary) at the sixtieth percentile of competitive practice, if the requisite performance objectives were attained.

  . Benefits were consistent with competitive practice.

  . Long-term performance pay opportunities for 1993 were intended to provide compensation at the seventy-fifth percentile of competitive practice, if the Corporation were to achieve its projected performance over the long term.

  Annual bonuses were structured to become payable to the Corporation's executive officers contingent on the attainment of financial and individual performance objectives. Financial objectives were the most significant factor with respect to annual bonus opportunities. The financial objectives for each executive officer were dependent on the officer's responsibilities. For each executive officer with corporate responsibilities, the relevant financial objectives for 1993 were an annual earnings per share target and retail sales/shipment targets in specified geographic areas. Financial objectives for each executive officer with primary responsibility for a particular division were largely based on objective criteria related to the performance of such division, although a portion of each such officer's bonus opportunity was based on corporate objectives.

  In 1993, the Corporation did not achieve targeted financial objectives; accordingly, no executive officer received a bonus at target levels. The total bonus payout for executive officers employed on December 31, 1993 was 40.8% of the target bonuses for such officers. For the Named Executives, the aggregate dollar amount of such 1993 bonuses was $188,100, which was 60% lower than the amount paid to such Named Executives for 1992 services. Substantially all of this amount was exchanged by the Named Executives for the grant of stock options under the Corporation's Exchange Option Program described below. The percentage reduction in the amount paid to the Named Executives as bonuses for 1993 as compared to 1992 bonuses was greater than the percentage reduction in the Corporation's 1993 earnings per share as compared to its 1992 earnings per share.

  During 1993, the Corporation continued to place a substantial emphasis on long-term performance pay. In 1993, 87.5% of such long-term performance pay opportunities was reflected in stock option grants, with the remainder awarded through restricted stock grants approved during 1993.

  The number of stock options granted to executive officers in 1993, other than pursuant to the terms of the Exchange Option Program (described below), was determined by dividing each executive officer's targeted long-term performance pay opportunity attributable to stock options by an estimated discounted present value of an option for one share of Common Stock at the time of the award. Such discounted present value was determined based on certain assumptions regarding changes in the value of the Common Stock and the period during which the option was expected to remain outstanding. (A similar procedure was used to determine the number of shares issued pursuant to an award of restricted stock.) Prior stock option awards were not taken into account in determining the size of any stock option award made in 1993.

  In addition to the annual stock option grants described above, to increase each executive officer's economic interest in the performance of the Corporation, in 1993 the Corporation again implemented an Exchange Option Program (as it had in 1991 and 1992) whereby executive officers and other eligible key employees could elect to forgo receipt of future compensation (such as annual bonuses and restricted stock awards) in exchange for stock options having an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. The number of shares subject to such exchange options was based on the amount of the compensation forgone and the value of each such stock option, as determined by an investment banking firm selected by the Administrative Committee. Because bonus awards for 1993 did not achieve targeted levels, exchange options awarded in exchange for targeted bonus amounts were forfeited to the extent that the actual bonus earned was below the amount forgone.

CEO COMPENSATION

  For the portion of 1993 during which he served as the Corporation's CEO, Mr. Emmett received a base salary at the rate of $500,000 per year pursuant to the terms of his employment agreement. In 1992, Mr. Emmett elected to forgo receipt of $100,000 of his base salary payable in 1993 in exchange for stock options having an equivalent value.

  During 1993, the Corporation placed substantial emphasis on total performance pay. However, total performance pay is not taken into account in determining the amount of an executive officer's retirement benefits. Accordingly, in order to enable Mr. Emmett to accrue a total retirement benefit targeted at the seventy-fifth percentile (the level of total performance pay generally intended to be provided at targeted performance) of the retirement benefits paid to chief executive officers at the companies in the Comparative Group, the SERP benefit formula for Mr. Emmett was modified in February 1993. To achieve this targeted benefit level, the SERP formula for Mr. Emmett was revised so that his benefits were based on sixty percent of the midpoint of the cash compensation for his salary grade, rather than on a percentage of his highest average earnings.

  In conjunction with his separation, Mr. Emmett received the amounts (described above under the caption "Other Information") due and payable in connection therewith under his employment agreement.

  Mr. Emmett received no stock option grants in 1993. He also received no restricted stock in 1993 because he elected in 1992 to forgo receipt of all of the restricted stock that would have been issued to him on February 15, 1993 in exchange for a grant of stock options having an equivalent value. Upon the recommendation of the Compensation Committee, the Administrative Committee granted its consent to treat Mr. Emmett's early retirement under the terms of the SERP as an early retirement under the 1991 Stock Option Plan solely with respect to his then outstanding options that had been granted in lieu of other forms of compensation under the Exchange Option Program. As a result of the granting of this consent, Mr. Emmett received the opportunity to exercise such options for up to three years following his separation.

  During 1993, Mr. Wentz received $2,500 per day for performing the duties of the CEO, provided that any meeting fees payable to Mr. Wentz for services as a Non-Employee Director on any date on which he also performed these CEO duties were applied to offset the amount payable for performing such duties. Such per diem amount was approximately equal to the amount derived by converting to a daily rate the median base salary payable under the Corporation's usual compensation practices to the person serving as its CEO.

  All other benefits and compensation payable by the Corporation to Mr. Wentz during 1993 were paid for his services as a director under the Corporation's standard arrangements for Non-Employee Directors.

OTHER

  Until August 1993, Robert P. Kiley, a former officer of the Corporation, was also a member of the Compensation Committee, but resigned because at that time he would not have qualified as an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended.

  Based on currently prevailing authority, including proposed Treasury regulations issued in December 1993, the Committee has determined, with the advice of counsel, that it is highly unlikely that the Corporation would pay any amounts in 1994 that would result in the loss of a Federal income tax deduction under such Section 162(m), and accordingly has not recommended that any special actions be taken or plans or programs be revised at this time in light of such tax law provision.

                                          The Compensation Committee of the
                                          Board of Directors

                                          Lilyan H. Affinito, Chairperson
                                          Floyd Hall
                                          H.L. Tower

                             PERFORMANCE COMPARISON

  The following graph illustrates the return that would have been realized (assuming quarterly reinvestment of dividends) by an investor who invested $100 on December 31, 1988 in each of (i) the Standard & Poor's Composite Index of 500 Stocks (the "S&P 500"), (ii) the Corporation's Common Stock and (iii) a fund making investments in the common stock of each of the companies in the Comparative Group described in the Report of the Compensation Committee based on their relative market capitalization determined at the beginning of each quarter.


                  Comparison Of Total Return To Shareholders
                             (12/31/88 - 12/31/93)
                Among Tambrands, S&P 500, and Comparative Group


                                    [CHART]


Measurement period                                      Comparative
(Fiscal year Covered)   Tambrands       S&P 500         Group
- ---------------------   ---------       -------         -----------
December 31, 1988       $100.00         $100.00         $100.00
December 31, 1989       $122.21         $131.59         $146.73
December 31, 1990       $155.28         $127.49         $171.23
December 31, 1991       $244.64         $166.17         $246.65
December 31, 1992       $240.72         $178.81         $246.97
December 31, 1993       $171.78         $196.75         $250.71

                  SECURITY OWNERSHIP BY MANAGEMENT AND OTHERS

SECURITY OWNERSHIP OF MANAGEMENT

  The following table gives information concerning the beneficial ownership of the Corporation's Common Stock as of February 9, 1994 by all directors, nominees for election as directors, the Named Executives and all directors, Named Executives and other executive officers as a group.

                              AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                             ----------------------------------------------------
                             TOTAL SHARES
                             BENEFICIALLY       DIRECT       RIGHT TO  PERCENT OF
     BENEFICIAL OWNERS         OWNED(2)      OWNERSHIP(3)   ACQUIRE(4)  CLASS(5)
     -----------------       ------------    ------------   ---------- ----------
Lilyan H. Affinito..........     19,986          3,500        16,486      0.05
Charles J. Chapman..........    155,363(6)      16,637(7)    137,963      0.41
Paul S. Doherty.............     12,335          7,935         4,400      0.03
Floyd Hall..................     20,527          9,924        10,603      0.05
Brian Healey................     13,175(8)       1,034         6,641      0.03
Robert P. Kiley.............     23,614(9)      12,538        10,406      0.06
John Loudon.................      8,539              0         8,539      0.02
Ruth M. Manton..............     19,150(10)      5,197        11,953      0.05
John A. Meyers..............     21,086          4,600        16,486      0.06
H.L. Tower..................     23,741          9,199        14,542      0.06
Howard B. Wentz, Jr.........     11,560          9,360         2,200      0.03
Robert M. Williams..........    510,430(11)     12,000        16,486      1.34
Martin F.C. Emmett..........    118,555              0       118,555      0.31
Alain Strasser..............     48,225(12)      5,239(13)    42,686      0.13
Raymond F. Wright...........     86,574(14)     28,416(15)    55,259      0.23
Helen G. Goodman............     56,647(16)      5,975(17)    48,879      0.15
All directors, Named
 Executives and other
 executive officers as a
 group......................  1,278,311(18)    140,624(19)   634,519      3.30

- ----------
(1) The information as to beneficial ownership is based on statements furnished to the Corporation by the Named Executives, its other executive officers and directors. The directors, nominees for election as directors and Named Executives have sole voting and sole investment power with respect to all shares listed above except as indicated in the footnotes which follow.

(2) Includes shares listed under the captions "Direct Ownership" and "Right to Acquire."

(3) The information as to shares of the Corporation's Common Stock owned under the Employee Stock Purchase Plan is as of December 31, 1993.

(4) Individuals currently have the right to acquire these shares within 60 days of February 9, 1994, by the exercise of stock options.

(5) For the purposes of this table, the percent of the issued and outstanding shares of Common Stock of the Corporation held by each individual or group has been calculated on the basis of (i) 38,071,817 shares of Common Stock issued and outstanding (excluding treasury shares) on February 9, 1994 and
    (ii) all
                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

     shares of Common Stock subject to stock options exercisable within 60 days of February 9, 1994, held by that individual or group.

 (6) Includes 396 shares vested in the Corporation's Savings Plan as of December 31, 1993 with respect to which Mr. Chapman has sole voting but not investment power.

 (7) Includes 3,950 shares awarded under the 1989 Restricted Stock Plan (the "1989 Plan") with respect to which Mr. Chapman has sole voting but not investment power. Information for Mr. Chapman regarding stock issued under the 1989 Plan is as of February 15, 1994.

 (8) Includes 5,500 shares owned by Mr. Healey's wife.

 (9) Includes 670 shares vested in the Corporation's Savings Plan as of December 31, 1993 with respect to which Mr. Kiley has sole voting but not investment power.

(10) Includes 2,000 shares owned by Aries Design Management, Inc. Pension Trust, of which Ms. Manton is the trustee and sole beneficiary.

(11) Includes 466,404 shares held by a trust of which Mr. Williams is a trustee and a beneficiary, 3,360 shares held by a trust of which Mr. Williams is the beneficiary, 11,280 shares held by trusts of which Mr. Williams is a trustee and 900 shares held by Mr. Williams's wife and child.

(12) Includes 300 shares owned by Mr. Strasser's children.

(13) Includes 2,419 shares owned jointly by Mr. Strasser and his wife. Includes 1,340 shares awarded under the 1989 Plan with respect to which Mr. Strasser has sole voting but not investment power. Information for Mr. Strasser regarding stock issued under the 1989 Plan is as of February 15, 1994.

(14) Includes 2,500 shares owned by Mr. Wright's wife as to which Mr. Wright disclaims beneficial ownership and 237 shares vested in the Corporation's Savings Plan as of December 31, 1993 with respect to which Mr. Wright has sole voting but not investment power.

(15) Includes 1,340 shares awarded under the 1989 Plan with respect to which Mr. Wright has sole voting but not investment power. Information for Mr. Wright regarding stock issued under the 1989 Plan is as of February 15, 1994.

(16) Includes 1,085 shares vested in the Corporation's Savings Plan as of December 31, 1993 with respect to which Ms. Goodman has sole voting but not investment power.

(17) Includes 3,320 shares owned jointly by Ms. Goodman and her husband. Includes 720 shares awarded under the 1989 Plan with respect to which Ms. Goodman has sole voting but not investment power. Information for Ms. Goodman regarding stock issued under the 1989 Plan is as of February 15, 1994.

(18) Includes 4,940 shares vested in the Corporation's Savings Plan as of December 31, 1993 with respect to which this group has sole voting but not investment power.

(19) Includes 10,770 shares awarded under the 1989 Plan with respect to which this group has sole voting but not investment power. Information regarding stock issued under the 1989 Plan is as of February 15, 1994.

SECURITY OWNERSHIP OF OTHERS

  On February 7, 1994, Cooke & Bieler, Inc. ("Cooke & Bieler") reported beneficial ownership of 3,203,668 shares of the Corporation's Common Stock, which it reported to be 8.4% of the Common Stock outstanding. Cooke & Bieler stated that it possesses (i) sole voting power with respect to 2,510,900 of such shares, (ii) shared voting power with respect to none of such shares, (iii) sole dispositive power with respect to 3,021,368 of such shares and (iv) shared dispositive power with respect to none of such shares. The principal business office for Cooke & Bieler is 1700 Market, Suite 3222, Philadelphia, Pennsylvania 19103. Cooke & Bieler stated in its filing on
Schedule 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that these shares were acquired in the ordinary course of business and not for the purpose of changing or influencing the control of the Corporation. The Corporation has no knowledge that Cooke & Bieler has changed its ownership of such shares.

  On February 11, 1994, in a joint filing, Capital Research and Management Company ("CRMC") reported beneficial ownership of 2,100,800 shares of the Corporation's Common Stock, and The Capital Group, Inc. ("TCG") reported beneficial ownership of 2,520,100 shares of the Corporation's Common Stock, including the shares reported by CRMC. CRMC and TCG reported their shares to be 5.46% and 6.55%, respectively, of the Common Stock outstanding. CRMC stated in its filing that it possesses (i) sole voting power with respect to none of such shares, (ii) shared voting power with respect to none of such shares, (iii) sole dispositive power with respect to 2,100,800 shares and (iv) shared dispositive power with respect to none of such shares. TCG stated in its filing that it possesses (i) sole voting power with respect to 259,600 of such shares,
(ii) shared voting power with respect to none of such shares, (iii) sole dispositive power with respect to 2,520,100 shares and (iv) shared dispositive power with respect to none of such shares. CRMC and Capital Guardian Trust Company, both operating subsidiaries of TCG, exercised as of December 31, 1993 investment discretion with respect to 2,100,800 and 419,300 shares, respectively, held in investment advisory accounts for the benefit of various institutional investors. CRMC and TCG stated in their filing on Schedule 13G that these shares were acquired in the ordinary course of business and not for the purpose of changing or influencing the control of the Corporation. The principal business office for each of CRMC and TCG is 333 South Hope Street, Los Angeles, California 90071. The Corporation has no knowledge that either CRMC or TCG has changed its ownership of such shares.

  On February 10, 1994, Newbold's Asset Management, Inc. ("Newbold"), reported beneficial ownership of 1,978,675 shares of the Corporation's Common Stock. Newbold reported its shares to be 5.2% of the Common Stock outstanding. Newbold stated in its filing that it possesses (i) sole voting power with respect to 1,978,675 shares, (ii) shared voting power with respect to 18,650 of such shares, (iii) sole dispositive power with respect to 1,978,675 shares and (iv) shared dispositive power with respect to 18,650 of such shares. Newbold stated in its filing on Schedule 13G that these shares were acquired in the ordinary course of business and not for the purpose of changing or influencing the control of the Corporation. The principal business office for Newbold is 937 Haverford Road, Bryn Mawr, Pennsylvania 19010-3845. The Corporation has no knowledge that Newbold has changed its ownership of such shares.

  On January 26, 1994, in a joint filing, Putnam Investment Management, Inc. ("PIMI") reported beneficial ownership of 1,890,200 shares of the Corporation's Common Stock, The Putnam Advisory Company, Inc. ("PAC") reported beneficial ownership of 35,850 shares of the Corporation's Common Stock and Putnam Investments, Inc. ("Putnam") reported beneficial ownership of 1,926,050 shares of the Corporation's Common Stock, including the shares reported by PIMI and PAC. PIMI, PAC and Putnam reported their shares to be 4.9%, 0.1% and 5.0%, respectively, of the Common Stock outstanding. PIMI and PAC are subsidiaries of Putnam. Putnam is a subsidiary of Marsh & McLennan Companies, Inc., which was also a filing party on the Schedule 13G but reported beneficial ownership of no shares of the Corporation's Common Stock. PIMI stated that it possesses (i) sole voting power with respect to none of such shares, (ii) shared voting power with respect to none of such shares, (iii) sole dispositive power with respect to none of such shares and (iv) shared dispositive power with respect to 1,890,200 shares. PAC stated that it possesses (i) sole voting power with respect to none of such shares, (ii) shared voting power with respect to 23,000 of such shares, (iii) sole dispositive power with respect to none of such shares and (iv) shared dispositive power with respect to 35,850 shares. Putnam stated that it possesses (i) sole voting power with respect to none of such shares, (ii) shared voting power with respect to 23,000 of such shares, (iii) sole dispositive power with respect to none of such shares and
(iv) shared dispositive power with respect to 1,926,050 shares. The 1,926,050 shares reported by Putnam are held in investment advisory accounts managed by Putnam, PIMI and PAC. Putnam, PIMI and PAC have stated in their joint filing on
Schedule 13G that these shares were acquired in the ordinary course of business and not for the purpose of changing or influencing the control of the Corporation. The principal business office for each of Putnam, PIMI and PAC is One Post Office Square, Boston, Massachusetts 02109. The Corporation has no knowledge that any of Putnam, PIMI and PAC has changed its ownership of such shares.

  To the best knowledge of the Corporation's management, there is no other beneficial owner of more than 5% of the single class of voting security of the Corporation.

                      PROPOSAL TO APPROVE AMENDMENT TO THE
                      1992 DIRECTORS STOCK INCENTIVE PLAN

INTRODUCTION

  The following proposal addresses the second postponement by the Securities and Exchange Commission of the effective date of certain amendments to Rule 16b-3, as promulgated by the Securities and Exchange Commission under the Exchange Act ("Rule 16b-3"). In order to reflect the postponed effective date, the Board of Directors has adopted, and is seeking the approval of, an amendment to the Tambrands Inc. 1992 Directors Stock Incentive Plan (the "Directors Stock Plan") to modify the dates on which certain Exchange Options may be granted thereunder, and by which elections to receive such Exchange Options need to be made thereunder. (A similar amendment was presented to, and approved by, shareholders at the last annual meeting following the initial postponement of the effective date of the amendments to Rule 16b-3.) The amendment will not increase the number of Exchange Options that may be granted under the Directors Stock Plan.

  To ensure that the Corporation's stock-based plans for its executive officers and other key employees (the "Employee Plans") would continue to meet the disinterested administration requirements of Rule 16b-3 until September 1, 1993, the date as of which the Employee Plans would have been required to comply with the amended version of such Rule (the "New Rule Effective Date"), certain Non-Employee Directors were excluded from participating in the elective portions of the Directors Stock Plan until after September 1, 1993 (the "Restricted Directors"). (As of February 28, 1994, there was only one Restricted Director.) In 1993, the Securities and Exchange Commission again delayed the New Rule Effective Date until September 1, 1994 (or such earlier date as may be stated in any proposed rule). Consistent with the original design of the Directors Stock Plan to operate under the current version of Rule 16b-3 whenever possible (due to the administrative advantages afforded under that version of the Rule), the Board of Directors has amended the Directors Stock Plan to change the date on which Exchange Options may be granted in 1994 to Non-Employee Directors who are not Restricted Directors ("Unrestricted Directors") from November 15 to August 23.

  To be approved, this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions from voting on this proposal will have the effect of votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE DIRECTORS STOCK PLAN.

DIRECTORS STOCK INCENTIVE PLAN

  Stock Options. Under the Directors Stock Plan, each Non-Employee Director then in office is automatically granted an annual option to purchase 1,100 shares of the Corporation's Common Stock (an "Annual Option") on or about November 15 in each year until and including 1994. A Non-Employee Director who is first elected to the Board of Directors after November 15 is entitled to receive an initial pro rata grant.

  An Unrestricted Director may make an irrevocable election in each of 1991 through 1994, inclusive, to receive Exchange Options on fixed grant dates set forth in the Directors Stock Plan in lieu of the Annual Stock Award (as defined below) or cash fees that otherwise would be received during the subsequent calendar year. Elections must be made on or before certain fixed dates set forth in the Directors Stock Plan (which date, for 1994, was changed in the case of Unrestricted Directors from May 15 to August 16 by reason of the amendment described above). The number of Exchange Options granted is determined by dividing the value of the compensation forgone by the per share value of an Exchange Option as determined by Morgan Stanley & Co., Inc. (or another organization selected pursuant to the terms of the Directors Stock
Plan) as of a date determined by such organization which is not later than the seventh day preceding the date on which an election to receive Exchange Options is due. The value of the compensation forgone is equal to the sum of (i) the amount of the cash fees forgone and (ii) the fair market value of the Common Stock forgone on a fixed date prior to the election date.

  Restricted Directors were not eligible to receive Exchange Options in 1991, 1992 and 1993 and may not receive Exchange Options in 1994 at the same time as Unrestricted Directors. However, under the amended Directors Stock Plan, by electing on or before September 8, 1994, Restricted Directors may receive Exchange Options on September 15, 1994 in accordance with the provisions generally applicable to such grants.

  The per share exercise price of Annual Options and Exchange Options (the "Options") granted under the Directors Stock Plan is the fair market value of a share of Common Stock on the date of grant. Fair market value on any given date is determined as the mean between the high and low sales prices of a share of Common Stock on such date as reflected in the report of consolidated trading of New York Stock Exchange issues. Annual Options are immediately exercisable. Exchange Options generally become exercisable six months and one day after the date of grant, but also become exercisable upon a change of control (as defined in the Directors Stock Plan). Except as described below, each Option may be exercised, in whole or in part, at any time before the tenth anniversary of the date of grant. Annual Options expire if the holder ceases to be a member of the Board of Directors, except that Options may be exercised by the former director or his or her estate or legal representatives for a period of one year after the recipient leaves the Board (but in any case not more than ten years after the date of grant) if he or she ceases to be a director on account of resignation, failure to stand for reelection, failure to be reelected, disability or death.

  Stock Awards. Unless he or she elects to exchange such shares for Exchange Options (as described above), each Non-Employee Director will receive a stock award of 400 shares of Common Stock (an "Annual Stock Award") at or about the time of the annual meeting of shareholders in 1992, 1993, 1994 and 1995 for each full year of service as a Non-Employee Director (measured from one annual meeting to the next). Pro rata awards are made for partial years of service.

  An Unrestricted Director may exchange cash fees payable for services to be performed in the next calendar year for Exchange Shares (an "Exchange Share Award") by making an irrevocable election on fixed dates set forth in the Directors Stock Plan. Elections could have been made for fees payable in 1992, 1993 and 1994 and may be made for fees payable in 1995. Exchange Share Awards will be made as of the first day of each calendar quarter in which the services related to the forgone cash fees will be performed. The number of shares of Common Stock covered by an Exchange Share Award is determined by dividing the amount of cash fees forgone for each quarter by the fair market value of a share of Common Stock on the first day of such calendar quarter. Restricted Directors may only elect to receive Exchange Share Awards in the second, third and fourth quarters of 1995 by so electing prior to September 30, 1994.

  Miscellaneous. The Directors Stock Plan is generally administered by the Board of Directors, except that the Administrative Committee will be responsible for the administration of the provisions of the Directors Stock Plan related to Exchange Options and Exchange Share Awards until September 1, 1994 (or such later date as may be required to comply with the requirements for disinterested administration under Rule 16b-3). The Board may amend the Directors Stock Plan, but may not, without shareholder approval, change the various eligibility qualifications, vary the number of Annual Options to be granted to each Non-Employee Director or change the formula for the grant of Exchange Options or Exchange Share Awards.

AMENDED PLAN GRANT TABLE

  It is not possible to determine the awards that will be made to eligible directors under the Directors Stock Plan. The table below shows stock options and shares of Common Stock actually granted under the Directors Stock Plan in 1993 to all current directors of the Corporation who are not executive officers as a group. Employees of the Corporation, whether or not directors, are not eligible to receive grants under the Directors Stock Plan.

                                                                         VALUE
                                                              NUMBER OF OF SHARE
                                                               OPTIONS  AWARDS*
                                                              --------- --------
      All current directors who are not executive
       officers as a group...................................  43,538   $58,515

- ----------
* The value of share awards is based on the fair market value of a share of the Corporation's Common Stock on December 31, 1993, as determined in accordance with the terms of the Directors Stock Plan.

  During 1993 there were 11 Non-Employee Directors who received stock options under the Directors Stock Plan. The number of Non-Employees Directors who will participate in the Directors Stock Plan in the future will vary from year to year. The fair market value of a share of the Corporation's Common Stock on February 9, 1994 was $42.75 (the mean between the high and low reported sales prices on such date as reflected in the report of consolidated trading of New York Stock Exchange issues).

FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief summary of the principal Federal income tax consequences of stock options granted to Non-Employee Directors under the Directors Stock Plan based on Federal income tax laws currently in effect.

  A director will not recognize income under the Internal Revenue Code upon the grant of an option. A director may recognize ordinary income upon the exercise of such an option, in which event the Corporation will receive a tax deduction equal to the amount of income recognized, provided that any applicable withholding tax requirements are satisfied. Except as noted below, the amount of such ordinary income and deduction is the excess, if any, of the fair market value on the exercise date of the shares of Common Stock acquired over the aggregate exercise price paid. Any ordinary income recognized by a director upon the exercise of an option will increase the director's tax basis for the shares received. Upon a subsequent sale or exchange of such shares, the director will recognize capital gain or loss to the extent of the difference between the selling price of such shares and the director's tax basis in such shares. Such gain or loss will be long-term or short-term capital gain or loss, depending on the director's holding period for such shares.

  The recognition of ordinary income by a director and the determination of the amount of such income, may be postponed if as of the date of exercise a disposition of the acquired shares of Common Stock at a profit could subject the director to liability under Section 16(b) of the Exchange Act. Ordinary income will not be recognized or determined until such date as the Common Stock may be sold free of potential liability under Section 16(b) unless the director elects under Section 83(b) of the Internal Revenue Code to recognize such income and make the relevant determination as of the exercise date.

                           CERTAIN LEGAL PROCEEDINGS

  The Corporation is a nominal defendant in three purported shareholder derivative lawsuits that have been filed in the Supreme Court of the State of New York for Westchester County and that have been consolidated into a single action. Named collectively in the consolidated complaint as individual defendants are the Corporation's directors (and certain of its former directors) and two of its former officers. The complaint alleges that the officer-defendants exposed the Corporation to liability in certain purported shareholder class actions that allege that disclosures made during the alleged class period contained material misstatements and omissions concerning the Corporation's anticipated future earnings and misappropriated corporate opportunities by trading in the Corporation's Common Stock on the basis of nonpublic information. One of the former officers is also alleged to have received improper reimbursements from the Corporation for alleged personal expenses. The director-defendants are alleged to have acquiesced in the aforesaid alleged violations. The complaint seeks to recover on behalf of the Corporation an unspecified amount of damages from the individual defendants. No relief is sought against the Corporation. The defendants have moved to dismiss the complaint.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  KPMG Peat Marwick, which served as the Corporation's independent public accountants in 1993, have been designated by the Board of Directors as the Corporation's independent public accountants for 1994. A representative of that firm will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. He or she also will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

  In accordance with regulations issued by the Securities and Exchange Commission, shareholder proposals intended for presentation at the 1995 Annual Meeting of Shareholders must be received by the Secretary of the Corporation no later than November 11, 1994 if such proposals are to be considered for inclusion in the Corporation's Proxy Statement. In accordance with the Corporation's By-Laws, shareholder proposals intended for presentation at the 1995 Annual Meeting of Shareholders that are not intended to be considered for inclusion in the Corporation's Proxy Statement must be received by the Secretary of the Corporation not earlier than January 27, 1995 and not later than February 26, 1995.

                                 OTHER MATTERS

  Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

  Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Corporation. The Corporation has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for an estimated fee of $7,000 plus expenses. All expenses in connection with the preparation of proxy material and the solicitation of proxies will be borne by the Corporation.

                                        By Order of the Board of Directors

                                              Raymond F. Wright,
                                              Senior Vice President--
                                              Chief Financial Officer

777 Westchester Avenue
White Plains, New York 10604
March 11, 1994

                                 TAMBRANDS INC.
                      1992 DIRECTORS STOCK INCENTIVE PLAN
                       (As amended through March 1, 1994)


1.  Purposes

     The purposes of this Tambrands Inc. 1992 Directors Stock Incentive Plan (the "Plan") are to enable Tambrands Inc. ("Tambrands" or the "Company") to attract, retain and motivate the best qualified directors and to enhance a long-term mutuality of interest between the directors and stockholders of Tambrands by providing them with direct stock ownership under the Plan and granting them options to pur-chase Tambrands stock.

2.  Definitions

     Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably, and that each comprehends the others.

     (a)  "Award" shall mean any Option, Exchange Share, Share awarded under
Section 7 or any combination thereof.

     (b)  "Board" shall mean the Board of Directors of Tambrands.

     (c)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (d) "Common Stock" shall mean the common stock of Tambrands, par value twenty-five cents ($0.25), any common stock into which such common stock may be changed, and any common stock resulting from any reclassification of such common stock.

     (e) "Committee" shall mean the Compensation Committee of the Board or such other committee, whether or not consisting solely of directors, as may from time to time be appointed by the Board to administer the Plan; provided, however, that (i) no member of the Committee shall be eligi-ble to participate
               -
in the Plan, (ii) the Committee shall always consist of at least two members,
              --
(iii) each member of
- ----
the Committee shall qualify as a disinterested administrator for purposes of Rule 16b-3 (or any successor rule thereto), as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("Rule 16b-3") and (iv) each member of the Committee shall be a member of the Board if
             --
and to the extent necessary to satisfy the requirement of disinterested administration under Rule 16b-3.

     (f) "Eligible Director" shall mean a director of Tambrands who is not an officer or employee of Tambrands or any of its subsidiaries and who is not a Participating Director.

     (g) "Exchange Option" shall mean an Option to purchase one Share at a prescribed purchase price granted under the Exchange Option Program.

     (h) "Exchange Option Program" shall mean the program for the grant of Options pursuant to Section 8 hereof in exchange for a Participant's election to forgo other forms of compensation.

     (i) "Exchange Share" shall mean a Share granted under the Exchange Share Program.

     (j) "Exchange Share Program" shall mean the program for the grant of Shares pursuant to Section 9 hereof in exchange for a Participant's election to forgo receipt of all or a portion of his or her annual cash retainer fees.

     (k) "Fair Market Value" shall mean the value of a Share on a particular date, determined as follows:

          (i) If the Common Stock is listed or admitted to trading on such a date on the New York Stock Exchange, the mean between the high and low sales price of a Share on such a date as reported in the principal con-solidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange; or

          (ii) If the Common Stock is not listed or admitted to trading on the New York Stock Exchange but is listed or admitted to trading on another national exchange, the mean between the high and low sales price of a Share on such date as reported in the principal consolidated transaction reporting system with regard to securities listed or admitted to trading on such national exchange; or

          (iii) If the Common Stock is not listed or admitted to trading on any national exchange, the mean between the high and low sales price of a Share on such date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automatic Quotation System, the National Quotation Bureau or such other system then in use with regard to the Common Stock or, if on such date the stock of the Company is publicly traded but not quoted by any such system, the mean of the closing bid and asked prices of a Share on such date as furnished by a professional market maker making a market in the Common Stock; or

          (iv) If in (i), (ii) or (iii) above, as applicable, there were no sales on such date reported as provided above, the respective prices on the most recent prior day on which a sale of a Share took place.

     (l) "Non-Elective Option" shall mean the right to purchase one Share at a prescribed purchase price on the terms specified in Section 6 of this Plan.

     (m) "Option" shall mean an Exchange Option or Non-Elective Option. The Options are nonstatutory stock options not intended to qualify under Section 422 of the Code.

     (n) "Participant" shall mean either an Eligible Director or a Participating Director.

     (o) "Participating Director" shall mean a director of Tambrands who is not an officer or employee of Tambrands or any of its subsidiaries and who is eligible to receive Exchange Options under the Plan prior to September 1, 1994 (or such other date as the transition period related to the amended version of Rule 16b-3, as adopted by the Securities and Exchange Commission by Release 34-28869, expires with respect to the Plan).

     (p)  "Share" shall mean a share of Common Stock.

3.   Effective Date

     Subject to Section 13 hereof, the effective date of the Plan shall be June 26, 1990.

4.   Administration

     (a) Except as otherwise set forth in (c) below, this Plan shall be administered by the Board. The Board may delegate its powers and functions hereunder to a duly appointed committee of the Board.

     (b) Except as otherwise set forth in (c) below, the Board shall have full authority to interpret this Plan, all Options and all Shares granted hereunder; to establish, amend and rescind rules for carrying out this Plan; to administer this Plan; to incorporate in any option agreement such terms and conditions, not inconsistent with this Plan, as it deems appropriate; to construe the respective option agreements and this Plan; and to make all other determinations and to take such steps in connection with this Plan, the Options and Shares as the Board, in its discretion, deems necessary or desirable for administering this Plan.

     (c) Notwithstanding the foregoing, prior to September 1, 1994 (or such other date as the transition period related to the amended version of Rule 16b-3, as adopted by the Securities and Exchange Commission by Release 34-28869, expires with respect to the Plan), the Committee shall administer the Exchange Option Program and the Exchange Share Program set forth in Sections 8 and 9, respectively, of the Plan and shall have full authority to interpret the provisions of such Sections and all Exchange Options and Exchange Shares granted under the Plan; to establish, amend and rescind rules for carrying out the Exchange Option Program and the Exchange Share Program; to administer the Exchange Option Program and the Exchange Share Program; to incorporate in any option agreement such terms and conditions, not inconsistent with the Plan, as it deems appropriate; to construe the respective option agreements, the Exchange Option Program and the Exchange Share Program; and to make all other determinations and to take such steps as the Committee, in its discretion, deems necessary or desirable for administering the Exchange Option Program and the Exchange Share Program.

     (d) Notwithstanding the foregoing, neither the Board, any committee thereof nor any person designated pursuant to (e) below may take any action which would cause any Eligible Director to cease to be a "disinterested person" for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as then in effect or any successor provisions ("Rule 16b-3"), with regard to this Plan or any other stock option or other equity plan of Tambrands. In particular, neither the Board nor any committee thereof shall have any discretion as to

          (i) the selection of Eligible Directors as eligible to receive awards pursuant to the Plan; or

          (ii) the number of Options granted to any Eligible Director pursuant to Section 6 or the number of Shares awarded pursuant to Section 7.

     (e) The Board or the Committee may designate the Secretary of Tambrands, other employees of Tambrands or competent professional advisors to assist the Board or the Committee in the administration of this Plan, the Exchange Option Program or the Exchange Share Program, as the case may be, and may grant authority to such persons to execute agreements or other documents on its behalf.

     (f) The Board or the Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan, the Exchange Option Program or the Exchange Share Program, as the case may be, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. No member or former member of the Board, the Committee or any other committee thereof or any person designated pursuant to paragraph (e) above shall be liable for any action or determination made in good faith with respect to this Plan, including the Exchange Option Program and the Exchange Share Program, or any Option or Share granted hereunder. To the maximum extent permitted by applicable law and the Tambrands Certificate of Incorporation and By-Laws, each member or former member of the Board, the Committee or any other committee thereof or any person designated pursuant to (e) above shall be indemnified and held harmless by Tambrands against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of Tambrands) arising out of any act or omission to act in connection with this Plan, including the Exchange Option Program and the Exchange Share Program, unless arising out of such person's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employer or under the Certificate of Incorporation of Tambrands or the By-Laws of Tambrands. Expenses incurred by the Board or the

Committee in the engagement of any such counsel, consultant or agent shall be paid by Tambrands.

5.   Shares; Adjustment Upon Certain Events

     (a) Shares to be issued under this Plan shall be made available, at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by Tambrands.

     (b) The aggregate number of Shares that may be issued under this Plan shall not exceed 250,000 Shares, except as provided in this Section. Where Options are for any reason cancelled, or expire or terminate unexercised, the Shares covered by such Options shall again be available for the grant of Options, within the limits provided by the preceding sentence.

     (c) No fractional Shares will be issued or transferred in the exercise of any Option or in the exchange of any Shares. In lieu thereof, Tambrands shall pay a cash adjustment equal to the same fraction of the Fair Market Value of one Share on the date of exercise.

     (d) The existence of this Plan and the Options and Shares granted hereunder shall not affect in any way the right or power of the Board or the stockholders of Tambrands to make or authorize any adjustment, recapitalization, reorganization or other change in Tambrands' capital structure or its business, any merger or consolidation of Tambrands, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of Tambrands or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding, in which case the provisions of this Section 5 shall govern outstanding Options.

     (e) The Shares awarded under Sections 7 and 9 and with respect to which Options may be granted under Sections 6 and 8 are Shares of Common Stock as presently constituted, but if and whenever Tambrands shall effect a subdivision, recapitalization or consolidation of Shares or the payment of a stock dividend on Shares without receipt of consideration, the purchase price per Share and the number and kind of shares of capital stock with respect to which any previously granted and unexpired Option may thereafter be exercised, the number and kind of shares of capital stock covered by Options to be granted thereafter under Sections 6 and 8 of this Plan, the number of Shares to be awarded under Sections 7 and 9 of this Plan and the aggregate number and kind of shares of capital stock issuable under the Plan shall be proportionately adjusted.

     (f) If Tambrands merges or consolidates with one or more corporations, then from and after the effective date of such merger or consolidation, upon exercise of an Option theretofore granted, a Participant shall be entitled to purchase under such Option, in lieu of the number of Shares as to which such Option shall then be exercisable, but on the same terms and conditions of exercise set forth in such Option, the number and class of Shares and/or other securities or property (including cash) to which the Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Participant had been the holder of record of the number of Shares as to which such Option was then exercisable.

     (g) If as a result of any adjustment made pursuant to the preceding paragraphs of this Section 5, any Participant shall become entitled upon exercise of an Option to receive any shares of capital stock other than Common Stock, then the number and kind of shares of capital stock so receivable thereafter shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in this Section 5.

     (h) Except as hereinbefore expressly provided, the issuance by Tambrands of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options theretofore granted, the number of Shares to be awarded to a Participant pursuant to Sections 7 and 9 or the purchase price per Share of an Option.

6.   Awards and Terms of Non-Elective Options

     (a) Grant. Without further action by the Board or stockholders of Tambrands, each Participant on the date of an Annual Grant (as defined below) shall be automatically granted in each of 1990, 1991, 1992, 1993 and 1994 ("Annual Grants") Non-Elective Options to purchase eleven hundred (1,100) Shares, subject to the terms of this Plan. In addition, without further action by the Board or stockholders of Tambrands, each Participant following his or her initial election to the Board, shall be automatically granted ("Initial Grant") a Non-Elective Option, subject to the terms of this Plan, to purchase a number of Shares equal to eleven hundred (1,100) multiplied by a fraction, the numerator of which is the number of calendar months from, and including, the month during which the Initial Grant is made until, but not including, the next succeeding November, and the denominator of which is twelve (12); provided, however, that an Initial Grant shall not be made if the date of such Initial Grant would coincide with the date of an Annual Grant. An Initial Grant shall not include an option to purchase fractional Shares. If an Initial Grant would otherwise include an option to purchase a fractional Share, the fractional Share shall be rounded up to one if the fraction is .5 or greater and rounded down to zero if the frac-tion is less than .5.

     (b) Date of Grant. The date of each Annual Grant shall be on November 15. The date of each Initial Grant shall be on the fifteenth (15th) day of the calendar month coinciding with or next following a Participant's election to the Board. Notwithstanding the foregoing, if the date of grant in any year is a date on which the New York Stock Exchange is not open for trading, the grant shall be made on the first day thereafter on which the New York Stock Exchange is open for trading.

     (c) Option Agreement. Non-Elective Options shall be evidenced by a written option agreement embodying the terms of this Section 6.

     (d)  Option Terms:

          (i) Exercise Price. The purchase price per Share deliverable upon the exercise of a Non-Elective Option shall be one hundred percent (100%) of the Fair Market Value of such Share at the time of the grant of the Non-Elective Option, or the par value of the Share, whichever is greater.

          (ii) Period of Exercisability. Subject to Section 13(b) hereof, each Non-Elective Option granted under this Plan shall be immediately exercisable on the date of grant. Except as hereinafter provided, Non-Elective Options granted to any Participant may be exercised only during the continuance of that Participant's service as a director of Tambrands.

          (iii) Procedure for Exercise. A Participant electing to exercise one or more Non-Elective Options shall give written notice to the Secretary of the Company of such election and of the number of Shares he has elected to purchase. Shares purchased pursuant to the exercise of Non-Elective Options shall be paid for at the time of exercise in cash or by delivery to Tambrands of unencumbered Shares owned by the Participant for at least six
     (6) months (or such longer period as is required by applicable accounting standards to avoid a charge to earnings) or a combination thereof. Upon receipt of payment and satisfaction of the requirements, if any, as to withholding set forth in Section 19 hereof the Company shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased.

     (e) Death, Disability or Otherwise Ceasing to be a Director. In the event that a Participant shall cease to be a director on account of disability (within the meaning of section 105(d)(4) of the Code), death, resignation, failure to stand for reelection or failure to be reelected, such Participant or, in the case of death, the Participant's estate or the person given authority to exercise such Options by his will or by operation of law, may exercise a Non-Elective Option at any time within one (1) year from the date the Participant ceased to be a director; provided, however, that no such Non-Elective Option shall be exercisable more than ten years from the date of the grant thereof.

     (f) Expiration. If not previously exercised each Non-Elective Option shall expire upon the tenth (10th) anniversary of the date of the grant thereof or, upon the earlier termination of the Participant's status as a director of Tambrands (or, if applicable, on the day following the last day on which such Non-Elective Option is exercisable under (e) above.

7.   Share Awards

     (a) Awards to Participants. Each Participant shall receive an award of 400 Shares for each full year during which he or she serves as a director. (For this purpose, a full year of service as a director shall mean service as a director from the date of one annual meeting of stockholders to the next annual meeting of stockholders.) If a Participant serves less than a full-year term for any reason other than removal for cause, such Participant shall receive a pro rata award of Shares for such year. Such pro-rata award shall be equal to the number of whole Shares equal to 400 times a fraction, the numerator of which is the number of regular meetings of the Board occurring since the last annual meeting of stockholders and while the Participant was a member of the Board and the denominator of which is the total number of regular meetings of the Board occurring from the date of such last annual meeting of stockholders to the date of the annual meeting on which the award of Shares occurs. If a pro rata award would result in the issuance of a fractional Share, the fractional Share shall be rounded up to one if the fraction is .5 or greater and rounded down to zero if the fraction is less than .5. Without limiting the foregoing, a Participating Director and, on and after September 1, 1994 (or such other date as the transition period related to the amended version of Rule 16b-3, as adopted by the Securities and Exchange Commission by Release 34-28869, expires with respect to the Plan), an Eligible Director may elect to exchange the award of Shares to be granted at the time of the next annual meeting of stockholders for an Exchange Option, pursuant to the procedures set forth in Section 8 of the Plan.

     (b) Distribution of Shares. On the dates of each annual meeting of stockholders of Tambrands occurring in 1992, 1993, 1994 and 1995, Shares will be distributed to each Participant entitled to receive such Shares for service (including periods of partial service) as a director from the date of the last annual meeting of stockholders, except that a Participant will not receive Shares that such Participant has elected to exchange for a grant of an Exchange Option under Section 8 below.

8.   Awards and Terms of Exchange Options

     (a) Grant. Without further action by the Board, the Committee or the stockholders of Tambrands, each Participating Director may elect in each of 1991, 1992, 1993 and 1994 and each Eligible Director may elect in 1994 to receive an Exchange Option for the number of Shares determined pursuant to the formula set forth in (f) below by agreeing to forgo all or any portion of the following elements of compensation: (i) any whole number of Shares that would otherwise have been granted to such Participant under Section 7 at the time of the annual meeting of stockholders next following the Participant's election to forgo receipt of such Shares and (ii) the Participant's annual cash retainer fees payable for service as a director in the calendar year following the date of such election (but based on the Participant's annual cash retainer fees payable at the time of the election).

     (b) Date of Grant. The date of each grant shall be November 15 for Awards granted in 1991, August 15 for Awards granted in 1992 to Participating Directors, August 24 for Awards granted in 1993 to Participating Directors, August 23 for Awards granted in 1994 to Participating Directors and September 15 for Awards granted in 1994 to Eligible Directors (the "Date of Grant"). Notwithstanding the foregoing, if the Date of Grant in any year is a date on which the New York Stock Exchange is not open for trading, the grant shall be made on the first day thereafter on which the New York Stock Exchange is open for trading.

     (c) Exchange Option Agreement. Exchange Options shall be evidenced by option agreements in substantially the form applicable with respect to Non-Elective Options, but modified as required to reflect the provisions of this
Section 8.

     (d) Method of Election. A Participant who wishes to elect to receive an Exchange Option in accordance with Section 8(a) shall deliver to the Secretary of the Company a written irrevocable election, in a form acceptable to the General Counsel of the Company, not later than November 8, 1991 for grants to be made in November 1991, August 10, 1992 for grants to be made in August 1992, August 17, 1993 for grants to be made in August 1993, August 16, 1994 for grants to be made in August 1994 and September 8 for grants to be made in September 1994, specifying the type and amount of compensation such Participant wishes to forgo. (If the date an election is due is not a business day, such election shall be due on the last business day immediately preceding such otherwise applicable date.) In the event that a Participant elects to forgo less than 100% of his or her annual retainer fees for a relevant year, the portion of retainer fees not foregone by the Participant shall be paid on a pro rata basis in each calendar quarter. If a Participant elects to exchange any portion of his or her annual cash retainer fees in a relevant year for an Exchange Option, such Participant may not thereafter elect to exchange such

Exchange Option (or the corresponding foregone annual cash retainer fees) for Exchange Shares pursuant to Section 9 hereof.

     (e) Valuation. For purposes of determining the number of Shares subject to an Exchange Option:

          (i) With respect to each Date of Grant hereunder, Morgan Stanley & Co., Inc. or such other investment bank or other nationally recognized organization experienced in the valuation of stock options as the Commit-tee (or, after August 31, 1994 or such other date as the transition period related to the amended version of Rule 16b-3, as adopted by the Securities and Exchange Commission by Release 34-28869, expires with respect to the Plan, the Board) shall designate shall, in its sole discretion, establish a value for an Exchange Option (the "Option Value") as of a date not later than the seventh day preceding the date on which an irrevocable election is due under (d) above. The Option Value shall be based on the price at which a similarly designed option to purchase shares would trade in the open market, but taking into account (x) the Exchange Option's vesting schedule,
                                      -
     (y) the absence of a market for the Exchange Option and (z) the possibility
      -                                                       -
     of forced exercise due to the Participant ceasing to be a director for cause;

          (ii) Shares to be awarded under Section 7 shall be valued based on the Fair Market Value of such Shares on the date which is the eighth day preceding the date on which an irrevocable election is due under (d) above; and

          (iii) Compensation otherwise payable in cash will be valued at face value.

     (f) Number of Shares. The number of Shares subject to an Exchange Option shall be equal to the quotient of (i) and (ii) below, where (i) and (ii) are:

          (i) the value of any Shares and any fees being foregone pursuant to an election to receive the Ex-change Option; and

          (ii) the Option Value.

Notwithstanding the foregoing, if an Exchange Option would otherwise include an option to purchase a fractional Share, the fractional Share shall be rounded up to one if the fraction is .5 or greater and rounded down to zero if the frac-tion is less than .5.

     (g)  Option Terms:

          (i) Exercise Price. The purchase price per Share deliverable upon the exercise of an Exchange Option shall be one hundred percent (100%) of the Fair Market Value of such Share at the Date of Grant of the Exchange Option.

          (ii)   Period of Exercisability.  Subject to paragraph (i) below and
     Section 13(b) hereof, each Exchange Option granted under this Plan shall become exercisable in full on the earlier to occur of (x) the date which is
                                                            -
     six months and one day following the Date of Grant and (y) the date on
                                                             -
     which a Change of Control occurs. For this purpose a "Change of Control" shall be deemed to have occurred upon:

               (1) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding Shares or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a "Corporate Transaction"), if, pursuant to such Corporate Transaction, the conditions described in clauses (A),
          (B) and (C) of paragraph (3) of this subsection 8(g)(ii) are satisfied; or

               (2) A change in the composition of the Board such that the individuals who, as of the date hereof, constitute the Board (the Board as of the date hereof shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this subsection that any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

               (3) The approval by the stockholders of the Company of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which
          (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding

          Shares and Outstanding Company Voting Securities, as the case may be,
          (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the outstanding Shares or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

               (4) The approval of the stockholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company; excluding, however, such a sale or other disposition to a corporation, with respect to which following such sale or other disposition, (x) more than 60% of, respectively, the then outstanding
                        -
          shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Shares and Outstanding Company
          Voting Securities immediately prior to such sale or other dis-position in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Shares and Outstanding Company Voting Securities, as the case may be, (y) no Person (other than the Company and any employee
                        -
          benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly,

          20% or more of the outstanding Shares or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) individuals who
                                                           -
          were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corpora-tion.

          (iii) Procedure for Exercise. A Participant electing to exercise one or more Exchange Options shall give written notice to the Secretary of the Company of such election and of the number of Shares he has elected to purchase. Shares purchased pursuant to the exercise of Exchange Options shall be paid for at the time of exercise in cash or by delivery to Tambrands of unencumbered Shares owned by the Participant for at least six
     (6) months (or such longer period as is required by applicable accounting standards to avoid a charge to earnings) or a combination thereof. Upon receipt of payment and satisfaction of the requirements, if any, as to withholding set forth in Section 19 hereof, the Company shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased.

     (h)  Ceasing to be a Director.

          (i) Terminations Other Than for Cause. Except as provided in paragraph (i) below, in the event that a Participant shall cease to be a director for any reason other than for cause, an Exchange Option theretofore granted to such Participant may be exercised by the Participant or, in the case of the Participant's death, by the Participant's estate or by the person given the authority to exercise such Exchange Options by his will or by operation of law, at any time within ten (10) years from the Date of Grant thereof.

          (ii) For Cause. In the event that a Participant shall cease to be a director for cause an Exchange Option theretofore granted to such Participant shall be immediately forfeited, regardless of whether exercis-able at such time.

     (i) Notwithstanding any other provision herein to the contrary, if a Participant ceases to be a director prior to the date as of which an Exchange Option becomes exercisable, such Participant shall forfeit that portion of such Exchange Option, if any, (x) which corresponds to the portion of the
                          -
Participant's annual retainer fees foregone to receive such Exchange Option that would not have been paid in cash as of the date the Participant ceases to be a Director, and (y) granted in exchange for Shares which would have been awarded
               -
pursuant to Section 7 which exceeds the portion of such Exchange Option that corresponds to the number of Shares that would have been issued to such Participant under Section 7 based on the number of regular meetings of the Board occurring since the last annual meeting of stockholders and while the Participant was a director. Any portion of any Exchange Option held by a terminating Participant which is not forfeited pursuant to the preceding sentence shall become exercisable as of the date of such cessation.

     (j) Expiration. If not previously exercised, each Exchange Option shall expire upon the tenth (10th) anniversary of the Date of Grant thereof or, except as otherwise provided herein, upon the earlier termination of the Participant's status as a director of Tambrands for cause.

9.   Awards and Terms of Exchange Shares

     (a) Grant. Without further action by the Board, the Committee or the stockholders of Tambrands, each Participating Director may elect in each of 1991, 1992, 1993 and 1994 and each Eligible Director may elect in 1994 to receive Exchange Shares pursuant to the formula set forth in (d) below by agreeing to forgo all or any portion of the Participant's annual cash retainer fees payable for the calendar year following the date of such election (but subject, in the case of an Eligible Director, to the provisions of (c) below).

     (b) Date of Issuance. Exchange Shares shall be issued as of the first day of each calendar quarter with respect to which a Participant has elected to forgo a portion of his or her annual retainer fees payable for services to be performed during such calendar quarter (the "Date of Issuance"), but based on the amount of such fees in effect at the time of the election described in (c) below. Notwithstanding the foregoing, if the Date of Issuance in any calendar quarter is a date on which the New York Stock

Exchange is not open for trading, the grant shall be made on the first day thereafter on which the New York Stock Exchange is open for trading.

     (c) Method of Election. A Participant who wishes to elect to receive one or more Exchange Shares in accordance with Section 9(a) shall deliver to the Secretary of the Company a written irrevocable election, in a form acceptable to the General Counsel of the Company, not later than November 8, 1991 with respect to annual cash retainer fees payable in 1992 and June 30 of each of 1992, 1993 and 1994 with respect to the annual cash retainer fees payable for services in 1993, 1994 and 1995, respectively, specifying the amount of such Participant's annual retainer fees which he or she wishes to forgo; provided, however, that in 1994, an Eligible Director shall make his or her election on or after September 1, 1994 and not later than September 30, 1994 and such election shall only be applicable with respect to fees payable for services to be rendered as a director after the first quarter of 1995. (If the date an election is due is not a business day, such election shall be due on the last business day
immediately preceding such otherwise applicable date.)   In the event that a
Participant elects to forego less than 100% of his or her annual retainer fees for a relevant year, such Participant may provide in his or her election that such foregone retainer fees be applied to the issuance of Exchange Shares pro rata in each calendar quarter or from the full amount of fees otherwise payable for each quarter until the full amount elected has been so applied. If a Participant fails to specify the timing of the deductions, the amount of the Participant's foregone retainer fees will be applied to the issuance of Exchange Shares pro rata in each calendar quarter. If a Participant elects to exchange any portion of his or her retainer fees payable for a relevant year for Exchange Shares, such Participant may not thereafter elect to exchange such Exchange Shares (or the corresponding foregone annual cash retainer fees) for an Exchange Option pursuant to Section 8 hereof.

     (d) Number of Shares. The number of Exchange Shares to be issued as of each Date of Issuance shall be equal to the number of whole Shares determined by the quotient of (i) and (ii) below, where (i) and (ii) are:

          (i) the dollar amount of the annual cash retainer fees being foregone with respect to services to be performed during the applicable quarter in accordance with an election under this Section 9 to receive Exchange Shares; and

          (ii) the Fair Market Value of the Exchange Shares on the Date of Issuance.

If the above quotient produces a fractional Share, the Participant shall receive the cash value of such fractional Share, based on the then Fair Market Value, instead of receiving such fractional Share.

10.  Nontransferability of Awards

     No Award shall be transferable by the Participant otherwise than by will or under the applicable laws of descent and distribution. In addition, no Award shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Award shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Award, or in the event of any levy upon any Award by reason of any attachment or similar process contrary to the provisions hereof, such Option shall immediately become null and void.

11.  Rights as a Stockholder

     A Participant (or a permitted transferee of an Option) shall have no rights as a stockholder with respect to any Shares covered by his Option until he shall have become the holder of record of such Share(s), and no adjustments shall be made for dividends in cash or other property or distribution or other rights in respect to any such Shares, except as otherwise specifically provided for in this Plan.

12.  Determinations

     Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Board or the Committee, as the case may be, shall be final and binding for all purposes and upon all persons, includ-ing, without limitation, Tambrands, the directors, officers and other employees of Tambrands, the Participants and their respective heirs, executors, administrators, personal representatives and other successors in interest.

13.  Termination, Amendment and Modification

     (a) This Plan shall terminate at the close of business on June 30, 1995, unless sooner terminated pursuant to paragraph (b) below or by action of the stockholders of Tambrands, and no Awards shall be granted under this Plan thereafter provided, however, that Exchange Shares may be awarded after June 30, 1995 to the extent that a Participant elected to receive such Exchange Shares prior to June 30, 1995. The Board at any time or from time to time may amend this Plan to effect (i) amendments necessary or desirable in order that this Plan and the Awards shall conform to all applicable laws and regulations and
(ii) any other amendments deemed appropriate, provided that no such amendment may be made if either the authority to make such amendment or the amendment would cause the Eligible Directors to cease to be "disinterested persons" with regard to this Plan or any other stock option or other equity plan of Tambrands for purposes of Rule 16b-3 (or any successor thereto). Notwithstanding the foregoing, (i) the provisions of the Plan may not be amended more than once
            -
every six months other than to comport with changes in the Code and the rules thereunder and (ii) the Board may not effect any amendment that would require
                --
the approval of the stockholders of Tambrands under Rule 16b-3 or the listing requirements of the New York Stock Exchange (if applicable to Tambrands at the time such amendment is adopted or will be effective) unless such approval is obtained. This Plan may be amended or terminated at any time by the stockholders of Tambrands.

     (b) Notwithstanding anything else in this Plan to the contrary, any Awards granted under this Plan subject to approval of the stockholders of Tambrands shall terminate and be rendered void and without effect if such approval is not received by the next annual meeting of stockholders of Tambrands following the date of the action giving rise to the need for such approval (or if such action occurs after the date the proxy materials for the next annual meeting of stockholders have been mailed to stockholders, by the second annual meeting of stockholders next following such action). No Option granted subject to the approval of the stockholders of Tambrands may be exercised prior to satisfaction of the requirements in this paragraph (b).

     (c) Except as provided in paragraph (b) above or as otherwise required by law, no termination, amendment or modification of this Plan may, without the consent of a Participant or the permitted transferee of an Award, alter or impair the rights and obligations arising under any then outstanding Award.

14.  Non-Exclusivity

     Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of Tambrands for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting or issuance of stock options, Shares and/or other incentives otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific instances.

15.  Use of Proceeds

     The proceeds of the sale of Shares subject to Awards under this Plan are to be added to the general funds of Tambrands and used for its general corporate purposes.

16.  General Provisions

     (a) This Plan shall not impose any obligations on Tambrands to retain any Participant as a director nor shall it impose any obligation on the part of any Participant to remain as a director of Tambrands, provided that each Parti-cipant by accepting each Award shall represent to Tambrands that it is his good faith intention to continue to serve as a director of Tambrands until the next annual meeting of stockholders and that he agrees to do so unless a change in circumstances arises.

     (b) If the Board determines that the law so requires, the holder of an Option granted hereunder shall, upon any exercise or conversion thereof, execute and deliver to Tambrands a written statement, in form satisfactory to Tambrands, representing and warranting that he is purchasing or accepting the Shares then acquired for his own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion from counsel approved by Tambrands as to the availability of such exemption.

     (c) Nothing contained in this Plan and no action taken pursuant to this Plan (including without limitation the grant of any Option hereunder) shall create or be construed to create a trust of any kind or any fiduciary relationship between Tambrands and any Participant, the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by Tambrands in connection with this Plan shall continue to be part of the general funds of Tambrands, and no individual or entity other than Tambrands shall have any interest in such funds until paid to a Participant. To the extent that any Participant or his executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from Tambrands pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of Tambrands.

17.  Issuance of Stock Certificates,  Legends and Payment of Expenses

     (a) Upon any exercise of an Option and payment of the exercise price thereof and upon the issuance of Shares pursuant to Sections 7 and 9, a certificate or certificates for the Shares shall be issued by Tambrands in the name of the person or persons exercising such Option or receiving such Shares and shall be delivered to or upon the order of such person or persons.

     (b) Certificates for Shares issued upon exercise of an Option or pursuant to Sections 7 and 9 shall bear such legend or legends as the Board, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or to implement the provisions of any agreements between Tambrands and the Participant with respect to such Shares.

     (c) Tambrands shall pay all issue or transfer taxes with respect to the issuance of Shares hereunder, as well as all fees and expenses necessarily incurred by Tambrands in connection with such issuance and with the administration of this Plan.

 18.      Listing of Shares and Related Matters

     If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale of Shares under this Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

19.  Withholding Taxes

     The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of the issuance of Shares under this Plan, including requiring a Participant to reimburse the Company for any taxes required to be withheld or otherwise deducted and paid by the Company in respect of the issuance of Shares. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant upon such terms and conditions as the Board may prescribe.

20.  Notices

     Each Participant shall be responsible for furnishing the Board with the current and proper address for the mailing of notices and delivery of agreements and Shares. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

 21. Severability of Provisions

     If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

22.  Incapacity

     Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Board, Tambrands and other parties with respect thereto.

23.  Headings and Captions

     The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

24.  Controlling

     This Plan shall be construed and enforced according to the laws of the State of New York.

                ANNUAL MEETING OF SHAREHOLDERS, APRIL 26, 1994
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               OF TAMBRANDS INC.




P R O X Y

The undersigned hereby (a) appoints LILYAN H. AFFINITO, PAUL S. DOHERTY and HOWARD B. WENTZ, JR., and each of them, the proxies of the undersigned, with power of substitution to each, to vote all the shares of Common Stock of Tambrands Inc. (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at The Rye Town Hilton, 699 Westchester Avenue, Rye Brook, New York, on April 26, 1994 at 9:00 A.M., and at any adjournment thereof (the "Annual Meeting"), on all matters coming before the Annual Meeting as indicated on the reverse side hereof, and
(b) if applicable, instructs Manufacturers Hanover Trust Company, as Trustee (the "Trustee") of the Tambrands Savings Plan (the "Plan"), (i) to vote, in the manner indicated in this Proxy, all shares of Common Stock of the Corporation credited to the account of the undersigned as of February 28, 1994 under the Plan which the Trustee is entitled to vote at the Annual Meeting on all matters coming before the Annual Meeting as indicated on the reverse side hereof and
(ii) to appoint the foregoing proxies in accordance with clause (a) hereof to so vote such shares.

                       Election of Directors, Nominees:

Lilyan H. Affinito, Charles J. Chapman, Paul S. Doherty, Floyd Hall, Robert P.
        Kiley, John Loudon, Ruth M. Manton, John A. Meyers, H.L. Tower,
                  Howard B. Wentz, Jr. and Robert M. Williams

             PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE
             SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(CONTINUED ON REVERSE SIDE)

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                              1873

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no contrary instructions are indicated, this Proxy will be voted FOR the election of the nominees listed and FOR the other Proposal, except that any shares credited to the account of the undersigned under the Plan will not be voted unless specific instructions are indicated on this Proxy.

- --------------------------------------------------------------------------------
The Board of Directors favors a vote FOR election of the nominees listed on the reverse side and FOR the other Proposal.
- --------------------------------------------------------------------------------
1. Election of Directors. (see reverse)

     FOR        WITHHELD
     [_]          [_]

FOR, except vote withheld from the following nominee(s):

- ---------------------------

- --------------------------------------------------------------------------------
2. Amendment to the 1992 Directors Stock Incentive Plan.

     FOR        AGAINST         ABSTAIN
     [_]          [_]             [_]
- --------------------------------------------------------------------------------
3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment therof.
- --------------------------------------------------------------------------------

Do you plan to attend the Annual Meeting?

       [_]        [_]
       YES        NO

Please sign name(s) exactly as printed hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

- ---------------------------

- ---------------------------
SIGNATURE(S)           DATE

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE
ENCLOSED ENVELOPE.
- --------------------------------------------------------------------------------

                               ADMISSION TICKET

                                TAMBRANDS INC.
                                ANNUAL MEETING
                               OF SHAREHOLDERS

                            TUESDAY, APRIL 26, 1994
                                   9:00 A.M.
                                GRAND BALLROOM
                                RYE TOWN HILTON
                            699 WESTCHESTER AVENUE
                              RYE BROOK, NEW YORK
- --------------------------------------------------------------------------------
                                    AGENDA

* CALL TO ORDER, DECLARATION OF QUORUM, ANNOUNCEMENTS AND INTRODUCTIONS
* VOTING ON ELECTION OF DIRECTORS
* VOTING ON THE AMENDMENT TO THE 1992 DIRECTORS STOCK INCENTIVE PLAN
* REMARKS BY HOWARD B. WENTZ, JR., CHAIRMAN OF THE BOARD
* RESULTS OF BALLOTING
* SHAREHOLDER QUESTION AND ANSWER PERIOD
- --------------------------------------------------------------------------------


  IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD ABOVE.

- --------------------------------------------------------------------------------

 IF YOU OR YOUR GUESTS PLAN ON ATTENDING THE ANNUAL MEETING, PLEASE MARK THE
 ---------------------------------------------------------------------------
 APPROPRAITE BOX ABOVE. Present this ticket to the Tambrands representative at
 ----------------------
 the entrance to the Grand Ballroom.